SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

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Xencor, Inc.

(Name of Registrant as Specified In Its Charter)

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XENCOR, INC.

111 West Lemon Avenue

Monrovia, California 91016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 25, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of  Xencor, Inc., a Delaware corporation (the “Company”) to be held on Thursday, June 25, 2020 at 2:30 p.m. Pacific Time. Because of the COVID-19 pandemic, this year’s annual meeting will be a completely virtual meeting of stockholders, conducted solely online via live webcast. You will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/264465325 at the meeting date and time described in the accompanying proxy statement. The password for the meeting is XNCR2020. There is no physical location for the annual meeting. We are utilizing the latest technology to provide safe access for our stockholders. Hosting a virtual meeting will enable greater stockholder attendance and participation from any location. We are holding the meeting for the following purposes:

1.	To elect the eight nominees to the Board of Directors named in the accompanying proxy statement to serve for the ensuing year and until their successors are elected;
2.	To ratify the selection by the Audit Committee of the Board of Directors of RSM US LLP as the independent registered public accounting firm of the Company for its fiscal year ending 2020;
3.	To hold a non-binding advisory vote on the compensation of the Company’s named executive officers; and
4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice (the “Proxy Statement”).

The record date for the Annual Meeting is April 27, 2020.  Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Our Board of Directors recommends that you vote FOR the election of the director nominees and FOR Proposals 2 and 3.

By Order of the Board of Directors

Celia E. Eckert
Secretary

Monrovia, California

April 29, 2020

You are cordially invited to attend the annual meeting. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

XENCOR, INC.

111 West Lemon Avenue

Monrovia, California 91016

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 25, 2020

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as “our Board” or “the Board”) of Xencor, Inc. (“Xencor” or the “Company”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 11, 2020 to all stockholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after June 1, 2020.

How can I attend the annual meeting?

The annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the annual meeting only if you were a stockholder of the Company as of the close of business on April 27, 2020, or if you hold a valid proxy for the annual meeting. No physical meeting will be held. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/264465325. You also will be able to vote your shares online by attending the annual meeting by webcast. To participate in the annual meeting, you will need to review the information included on your Notice. The password for the meeting is XNCR2020. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below. The online meeting will begin promptly at 2:30 p.m. Pacific Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the annual meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the annual meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting virtually on the Internet.

To register to attend the annual meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on [Date].

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail

Computershare
COMPANY Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 27, 2020 will be entitled to vote at the annual meeting.  On this record date, there were 57,004,786 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If you were a stockholder as of the close of business on April 27, 2020 and have your control number, you may participate at the annual meeting by following the instructions available on the meeting website. Registered stockholders can attend the meeting by accessing the meeting site at www.meetingcenter.io/264465325 and entering the 15-digit control number that can be found on your Notice or proxy card mailed with the proxy materials and the meeting password, XNCR2020.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 27, 2020 your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and you must register in advance to attend the annual meeting as described above. You will receive a confirmation email from Computershare of your registration. At the time of the meeting, go to www.meetingcenter.io/264465325 and enter your control number and the meeting password, XNCR2020.  If you do not have your control number, you may attend as a guest (non-stockholder) by going to www.meetingcenter.io/264465325 and entering the information requested on the following screen. Please note that guest access is in listen-only mode and you will not have the ability to ask questions or vote during the annual meeting.

What matters will be voted on at the annual meeting?

There are three matters scheduled for a vote at the annual meeting:

•	Proposal 1: Election of the eight nominees to the Board named in the proxy statement to serve for the ensuing year and until their successors are elected;
•

Proposal 2: Ratification of selection by the Audit Committee of the Board of Directors of RSM US LLP as independent registered public accounting firm of the Company for its fiscal year ending 2020; and

•	Proposal 3: To approve, by non-binding vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For Proposal 1, you may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify.  For Proposals 2 and 3, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the annual meeting or vote by proxy. Proxy votes may be cast either over the telephone, through the internet, or by using a proxy card that you may request or that we may elect to deliver at a later time.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote even if you have already voted by proxy.

•

To vote online at the annual meeting, access the meeting site at www.meetingcenter.io/264465325 and enter the 15-digit control number that can be found on your Notice or proxy card mailed with the proxy materials and the meeting password, XNCR2020.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided.  If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	Proxies submitted by the internet or telephone must be received by 11:59 p.m., Eastern Time, on June 24, 2020.
•

To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions.  You will be asked to provide the company number and control number from the Notice.

•	To vote through the internet, go to www.envisionreports.com/XNCR to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Xencor.  Simply follow the voting instructions in the Notice to ensure that your vote is counted.  To vote at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent.  Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.  However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 27, 2020.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares,  the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter.   Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.  Accordingly, your broker or nominee may not vote your shares on Proposal 1 or 3 without your instructions but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable: “For” the election of all eight nominees for director, “For” ratification of selection by the Audit Committee of the Board of Directors of RSM US LLP as independent registered public accounting firm of the Company for its fiscal year ending 2020,  and “For” the approval, by non-binding vote, of the compensation of our named executive officers as disclosed in this Proxy Statement.   If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Computershare may also solicit proxies in person, by telephone or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies, but Computershare will be paid its customary fee of approximately $5,000, plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts.  Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes.  You can revoke your proxy at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to Xencor, Inc.’s Secretary at 111 West Lemon Avenue, Monrovia, California 91016.
•	You may remotely attend the annual meeting and vote online at the meeting. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 11, 2021,  to the attention of the Secretary of Xencor, Inc. at 111 West Lemon Avenue, Monrovia, California 91016. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, your written request must be received by the Secretary for Xencor, Inc. between February 25, 2021 and March 27, 2021.  You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; with respect to Proposals 2 and 3,  votes  “For” and “Against,” abstentions and, if applicable, broker non-votes.  Abstentions will be counted towards the respective vote totals for Proposals 2 and 3 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

~~What are “broker non-votes”?~~

~~As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee~~ holding ~~the shares as to how to vote on matters deemed by NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”~~

How many votes are needed to approve each proposal?

➢

For Proposal 1, the election of directors, the eight nominees receiving the most “For” votes from the holders of shares cast in person or by proxy at the annual meeting and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.

➢

To be approved, Proposal 2, ratifying the selection by the Audit Committee of the Board of Directors of RSM US LLP as the independent registered public accounting firm of the Company for its fiscal year ending 2020, we  must receive “For” votes from the holders of a majority of shares cast in person or by proxy at the annual meeting and entitled to vote at the annual meeting.  If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Since Proposal No. 2 is considered to be “routine” under NYSE rules, we do not expect any broker non-votes on Proposal No. 2.

➢

To be approved, Proposal 3, approving, by a non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed herein, we must receive “For” votes from the holders of a majority of shares cast in person or by proxy at the annual meeting and entitled to vote at the annual meeting. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

~~Votes cast online during the virtual annual meeting will constitute votes cast in person at the annual meeting for purposes of the votes.~~

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are represented at the virtual meeting in person or represented by proxy. Virtual attendance at the annual meeting constitutes presence in person for purposes of a quorum at the meeting. On the record date, there were 57,004,786 shares outstanding and entitled to vote. Thus, the holders of 28,502,394 shares must be present or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting.  In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Proposal 1

Election Of Directors

BOARD SELECTION AND REFRESHMENT

Our Board of Directors has delegated responsibility for the review and recommendation of director nominees to the Nominating and Corporate Governance Committee. Upon the recommendation of the Company’s Nominating and Corporate Governance Committee (our “Nominating Committee”), a slate of directors is nominated by the Board and submitted to a stockholder vote annually. The Nominating Committee also reviews and recommends candidates for the Board as vacancies or newly created positions occur.

CONSIDERATIONS

The Nominating Committee identifies a diverse pool of potential director candidates for nomination using sources such as independent search firms and director recommendations. Potential candidates are comprehensively reviewed and interviewed by members of the Nominating Committee and other Board members, including our Chairman. During these interviews, directors assess candidates on the basis of their skills and experience, their personal attributes and their expected contribution to the current mix of competencies and diversity of the Board. At the same time, we conduct due diligence and solicit feedback from other external sources.

Our Board currently consists of eight directors, and there are eight nominees for director this year.  Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal.  Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders, except for Dagmar Rosa-Bjorkeson, who was recommended for nomination to the Company’s Board by the Nominating Committee. It is our policy to invite nominees for Board membership to attend the annual meeting. Seven directors attended our 2019 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present at the annual meeting or represented by proxy and entitled to vote on the election of directors. The eight nominees receiving the highest number of affirmative votes will be elected.

Nominees

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating Committee to recommend that person as a nominee for director, as of the date of this Proxy Statement.

The Nominating Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating Committee has identified and evaluated nominees in the broader context of the board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating Committee to recommend that person as a nominee.  However, each of the members of the Nominating Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Name	Age	Position Held with the Company

Dr. Bassil I. Dahiyat	49	Director, President and Chief Executive Officer
Dr. Ellen G. Feigal	65	Director
Dr. Kevin C. Gorman	61	Director
Mr. Kurt A. Gustafson	52	Director
Mr. Yujiro S. Hata	46	Director
Dr. A. Bruce Montgomery	66	Director
Mr. Richard J. Ranieri	67	Director
Ms. Dagmar Rosa-Bjorkeson	56	Director

Experience Category	Number of Directors

Financial Expertise	6
Biotechnology	6
Public Company Board	5
Regulatory	2
Research & Development	4
Senior Management	7
Business Development	6
Human Capital Management	7

Bassil I. Dahiyat, Ph.D. has served as our President and Chief Executive Officer since February 2005 and as a member of our Board of Directors since August 1997. Dr. Dahiyat co-founded Xencor in 1997 and, from 1997 to 2003, served as our Chief Executive Officer and, from 2003 to 2005, served as our Chief Scientific Officer. Dr. Dahiyat currently serves on the board of directors of Kodiak Sciences Inc., a publicly traded company. In 2005, Dr. Dahiyat was recognized as a technology pioneer by the World Economic Forum. Additionally, Dr. Dahiyat was named one of 2003's Top 100 Young Innovators by MIT's Technology Review magazine for his work on protein design and its development for therapeutic applications and has received awards from the American Chemical Society, the Controlled Release Society and the California Institute of Technology. Dr. Dahiyat holds a Ph.D. in Chemistry from the California Institute of Technology and B.S. and M.S.E. degrees in Biomedical Engineering from Johns Hopkins University. We believe Dr. Dahiyat's experience in the pharmaceutical industry and as one of our founders qualifies him to serve on our Board of Directors.

Ellen G. Feigal, M.D. joined our Board of Directors in November 2018. Dr. Feigal has more than 30 years of drug development and healthcare regulatory experience. Dr. Feigal has served as a partner at NDA Partners, a strategy consulting firm, since November 2014, where she leads efforts in designing and executing product development and regulatory strategies in the areas of cell therapies, medical imaging, hematology and oncology. Dr. Feigal is also adjunct faculty at the Sandra Day O'Connor College of Law, Arizona State University, a position she has held since April 2015, where she teaches Food & Drug Administration drug law and medical research ethics and law. Dr. Feigal previously served as senior vice president of research and development at the California Institute for Regenerative Medicine; executive medical director, global development, at Amgen; and chief medical officer at Insys Therapeutics. She was a founding director of the American Course on Drug Development and Regulatory Sciences at the University of California, San Francisco (“UCSF”). Prior to UCSF, Dr. Feigal was director of medical devices and imaging at the Critical Path Institute and vice president of clinical sciences at the Translational Genomics Research Institute. From 1992 to 2004, she held leadership roles at the National Cancer Institute, where she directed the Division of Cancer Treatment and Diagnosis after serving as deputy director of the division and as a senior investigator in the Cancer Therapy Evaluation Program. Dr. Feigal received her M.D. from the University of California, Davis and completed an internal medicine residency at Stanford University and a hematology/oncology fellowship at UCSF. We believe that Dr. Feigal’s leadership and experience in regulatory affairs and drug development and her educational background qualify her to serve on our Board of Directors.

Kevin C. Gorman, Ph.D. joined our Board of Directors in April 2017. He has more than 25 years in the life science business including senior roles in finance, business development and operations. Dr. Gorman is a founder of Neurocrine

Biosciences, Inc. He was appointed President and Chief Executive Officer of the Company in January 2008 after having served as Executive Vice President and Chief Operating Officer since September 2006 and prior to that, as Executive Vice President and Chief Business Officer and Senior Vice President of Business Development. He has served on the Board of Directors of Neurocrine since January 2008. From 1990 until 1993, Dr. Gorman was a principal of Avalon Medical Partners, L.P., where he was responsible for the early-stage founding of the company and several other biotechnology companies such as Onyx Pharmaceuticals, Inc., Metra Biosystems, Inc., Idun Pharmaceuticals, Inc. and ARIAD Pharmaceuticals, Inc. Dr. Gorman received his Ph.D. in immunology and MBA in finance from the University of California, Los Angeles and did further post-doctoral training at The Rockefeller University. We believe that Dr. Gorman’s experience in biotechnology company leadership roles and his educational background qualify him to serve on our Board of Directors.

Kurt A. Gustafson joined our Board of Directors in July 2014.  Mr. Gustafson has more than 25 years of diverse experience in corporate finance, with 20 years in senior management roles leading the finance departments of multi-faceted, dynamic and growth-oriented biopharmaceutical industry organizations. Currently, Mr. Gustafson serves as Executive Vice President, Chief Financial Officer and Principal Accounting Officer at Spectrum Pharmaceuticals, Inc., a position he has held since June 2013. Mr. Gustafson currently serves on the board of directors of ChromaDex Corporation, a publicly traded company. From April 2009 to June 2013, he served as Chief Financial Officer at Halozyme Therapeutics, Inc., a publicly traded biopharmaceutical company. Before Halozyme, Mr. Gustafson worked at Amgen, Inc. for over 18 years holding various positions in finance including Treasurer, Vice President, Finance and Chief Financial Officer of Amgen International based in Switzerland. Mr. Gustafson holds a Bachelor of Arts degree in accounting from North Park University in Chicago and an M.B.A. from University of California, Los Angeles.  We believe Mr. Gustafson’s experience in biotechnology company leadership and finance and his educational background qualify him to serve on our Board of Directors.

Yujiro S. Hata joined the Board of Directors in July 2015. He has more than 25 years of biotechnology company experience. Since August 2015 he has served as co-founder, Chief Executive Officer and member of the board of directors of IDEAYA Biosciences, Inc., a publicly traded biotechnology company. In 2015 Mr. Hata served as chief operating officer at immuno-oncology company FLX Bio, where he oversaw all business operations, mergers and acquisitions, and licensing. Prior to that Mr. Hata served as chief operating officer at immuno-oncology companies, Flexus Biosciences and spinout FLX Bio, until Flexus Biosciences’ acquisition by Bristol-Myers Squibb in April 2015. From 2010 until its acquisition by Amgen in October 2013, Mr. Hata was Vice President, Corporate Development and Strategy at Onyx Pharmaceuticals, where he held various leadership roles, including head of mergers and acquisitions, and licensing, and head of corporate strategy and strategic asset management. From 2002 to 2010, he served in various roles as Vice President, Senior Vice President, and Chief Business Officer at Enanta Pharmaceuticals, and earlier in his career he served in business and corporate development roles at Genome Therapeutics Corporation, McKinsey and Company and ImClone Systems Incorporated. Mr. Hata obtained his MBA at Wharton as a Henry J. Kaiser recipient and completed undergraduate studies in chemistry at Oxford University and Colorado College. Mr. Hata serves on the board of directors at Expansion Therapeutics, a private biotechnology company and on the board of visitors of the Moores Cancer Center, at the University of California, San Diego. We believe that Mr. Hata’s experience in biotechnology company leadership and his background in strategy, corporate development and biotechnology company transactions qualify him to serve on our Board of Directors.

A. Bruce Montgomery, M.D. joined our Board of Directors in March 2015.  Dr. Montgomery has more than 30 years of drug development, operations and financing experience, including positions at Genentech, Inc., Pathogenesis Corporation, Corus Pharma and Gilead Sciences, Inc. He is currently Chief Executive Officer and a member of the board of directors of Avalyn Pharma (formerly Genoa Pharmaceuticals), a private biotechnology company which he joined in 2017. From 2011 to 2016, he was Chief Executive Officer and a member of the board of directors of Cardeas Pharma, a private biotechnology company that he founded in 2010. From August 2006 to May 2011, Dr. Montgomery served as Senior Vice President of Gilead Sciences, Inc. and prior to that, served for six years as Chief Executive Officer of Corus Pharma, a specialized biotechnology company that he founded, which was acquired by Gilead in 2006. While at Gilead, Dr. Montgomery successfully led the development of Cayston (aztreonam) as a treatment for cystic fibrosis patients. Dr. Montgomery also served as Executive Vice President of Research and Development at PathoGenesis Corporation until its acquisition by Chiron Corporation in 2000.  Dr. Montgomery previously served as a board member for the following publicly traded companies: ZymoGenetics, Inc., Alder BioPharmaceuticals, Inc. and Cytodyn, Inc.  Dr. Montgomery is a board-certified internist and pulmonologist.  Dr. Montgomery received his B.S. in chemistry (Magna cum Laude,

Outstanding Chemistry Major (Merck Award)), and M.D. (Alpha Omega Alpha Honor Medical Society) from the University of Washington, Seattle.  We believe that Dr. Montgomery’s executive leadership experience in pharmaceutical and biotechnology company drug development and his educational background qualify him to serve on our Board of Directors.

Richard J. Ranieri joined our Board of Directors in December 2017. Mr. Ranieri has more than 20 years of senior level biopharma human resource experience. He currently serves as a senior advisor to BioMarin Pharmaceutical Inc, and from September 2013 through December 2018, he served as executive vice president of human resources and corporate affairs for the company. Previously Mr. Ranieri served as executive vice president, human resources at Dendreon Pharmaceuticals from 2010 to 2013, and as executive vice president, human resources and administration at Sepracor, Inc.  Earlier in his career, Mr. Ranieri served in executive positions at Neurocrine Biosciences, Inc., Genencor International, and SmithKline Beecham. He received a B.A. from Villanova University, and an M.A. in organizational behavior from Rider University. We believe that Mr. Ranieri’s leadership experience in human resources with biotechnology organizations qualify him to serve on our Board of Directors.

Dagmar Rosa-Bjorkeson joined our Board of Directors in December 2019. Ms. Rosa-Bjorkeson has more than 25 years of global experience in the pharmaceutical industry, including executive leadership in corporate and product strategy, market development and operational execution. From April 2018 to January 2020, she was executive vice president and chief strategy and development officer at Mallinckrodt Pharmaceuticals, where she was responsible for corporate and therapeutic area strategy, business development and new product commercialization. She joined Mallinckrodt in 2017 as senior vice president of new product commercialization, in which she was responsible for shaping the company’s pipeline programs for optimal patient benefit and access. From 2014 to 2016, Ms. Rosa-Bjorkeson was executive vice president and president of biosimilars at Baxalta Incorporated, a role in which she developed the biosimilars strategy, managed post spin-off efforts from Baxter and oversaw a fully integrated unit including program management, research, clinical development, manufacturing, commercialization and business development. From 1997 to 2014, she held various roles of increasing responsibility at Novartis, including vice president and head of its multiple sclerosis business unit; vice president, business development and licensing, U.S.; vice president, respiratory, U.S.; and country head and president for Novartis Sweden. Ms. Rosa-Bjorkeson’s experience spanned sales, marketing, general management and country operations, and she led multiple launches including the successful launch of Gilenya (fingolimod). Ms. Rosa-Bjorkeson earned an MBA, an M.S. in chemistry and a B.S. in chemistry from the University of Texas, Austin. We believe that Ms. Rosa Bjorkeson’s experience in pharmaceutical industry leadership and her background in product strategy, market development and operational execution qualify her to serve on our Board of Directors.

.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Director Compensation

We have adopted a director compensation policy for our non-employee directors. Our directors who are employees are compensated for their services as employees and do not receive additional compensation for serving on our Board. In 2019,  the Board engaged an independent consultant to review its compensation practices relative to its peer group. Based on this review, in September 2019 the Board adopted an amended and restated compensation policy that became effective upon the date of the adoption. Under the amended and restated director compensation policy, our non-employee directors receive an annual retainer of $40,000, to be pro rata if he or she is serving as director for less than a full year. Our chair, or lead director, receives an additional retainer of $30,000.  In addition, all non-employee directors who serve on one or more committees are eligible to receive the following committee fees:

Committee	Member Annual Retainer	Chair Annual Retainer

Audit Committee	$ 10,000	$ 20,000
Compensation Committee	$ 7,500	$ 15,000
Nominating and Corporate
Governance Committee	$ 5,000	$ 10,000

Board fees are paid quarterly in arrears. We also have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors.

In addition, non-employee directors are entitled to receive an option to purchase shares of our common stock upon initial election or appointment to the Board (the “Initial Grant”) and an option to purchase shares of common stock annually thereafter (the “Annual Grant”). Under the amended and restated compensation policy, the Initial Grant to eligible directors has a fixed dollar value of $400,000 and the Annual Grant to eligible directors has a fixed dollar value of $300,000. The equity values are based on the Black Scholes valuation model using a three-month trailing average closing price of our common stock. The Initial Grant vests one-third on the first anniversary of the grant and the remainder monthly over the next 24 months thereafter. The Annual Grant options vest monthly over 12 months from the date of grant.

Prior to the amendment adopted in September 2019, the policy provided that the Initial Grant was a stock option to purchase 15,000 shares of common stock and the Annual Grant was a stock option to purchase 7,500 shares of common stock. The old policy also provided for the following committee fees:

Committee	Member Annual Retainer	Chair Annual Retainer

Audit Committee	$ 7,500	$ 15,000
Compensation Committee	$ 5,000	$ 12,000
Nominating and Corporate
Governance Committee	$ 5,000	$ 7,500

The following table sets forth information concerning the compensation that we paid or awarded during the year ended December 31, 2019 to each of our non-employee directors:

	Fees Earned or
	Paid in Cash	Option	Total
Name	($)	Awards(1)	($)

Ellen G. Feigal	43,750	241,297	285,047
Kevin C. Gorman	50,831	241,297	292,128
Kurt A. Gustafson	56,663	241,297	297,960
Yujiro S. Hata	53,331	241,297	294,628
A. Bruce Montgomery	92,494	241,297	333,791
Richard J. Ranieri	52,998	241,297	294,295
Dagmar Rosa-Bjorkeson	1,415	305,090	306,505

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2019 computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 7 to our financial statements.

The following table sets forth the aggregate number of shares subject to outstanding stock options held by non-employee directors as of December 31, 2019:

		Total Shares
		Subject to Options
Name	2019 Awards	At 12/31/19

Ellen G. Feigal	12,731	27,768
Kevin C. Gorman	12,731	42,731
Kurt A. Gustafson	12,731	57,731
Yujiro S. Hata	12,731	50,231
A. Bruce Montgomery	12,731	57,731
Richard J. Ranieri	12,731	35,231
Dagmar Rosa-Bjorkeson	15,528	15,528

Each of the option grants described above will vest and become exercisable subject to the director's continuous service to us, provided that each option will vest in full upon a change of control (as defined under our 2013 Equity Incentive Plan). The term of each option will be 10 years. The options will be granted under our 2013 Equity Incentive Plan, the terms of which are described in more detail above under "—Equity Benefit Plans—2013 Equity Incentive Plan."

Proposal 2

Ratification of Selection of Independent Registered Public
Accounting Firm

The Audit Committee has selected RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. RSM US LLP has audited the Company’s financial statements since 2015. Representatives of RSM US LLP are expected to be present at the annual meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of RSM US LLP as the Company’s independent registered public accounting firm.  However, the Audit Committee is submitting the selection of RSM US LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interest of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of RSM US LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes.  Broker non-votes (if any) are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved.

The Board Of Directors Recommends

A Vote In Favor Of Proposal 2.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2019 and December 31, 2018,  by RSM US, LLP, the Company’s current principal accountant.  All fees described below were approved by the Audit Committee.

	Fiscal Year
	Ended
	2019	2018
	(in thousands)
Audit Fees (1)	$557	$423
Audit-related Fees (2)	15	89
Tax Fees (3)	16	40
Total Fees	$588	$552

(1)	Audit fees for 2019 and 2018 were for professional services rendered for the audits of our integrated financial statements and reviews of quarterly financial statements.
(2)	Audit related fees in 2019 and 2018 consist of professional fees for review of our registration statements filings and consultations concerning financial accounting.
(3)	Tax fees in 2019 and 2018 reflect professional services for compliance including preparation of our corporate income tax returns and related tax consulting.

During the fiscal year ended December 31, 2019,  none of the total hours expended on the Company’s financial audit  by RSM US LLP were provided by persons other than RSM US LLP full-time permanent employees.

Pre-Approval Policies and Procedures.

The Audit Committee pre-approves all audit and non-audit services rendered by the Company’s independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and is available on the Corporate Governance section of our website.

Proposal 3

Advisory Vote on Executive Compensation

Our Compensation Discussion and Analysis, which appears later in this Proxy Statement, describes our executive compensation program and the compensation decisions that the Compensation Committee and our Board of Directors made in 2019 with respect to the compensation of our named executive officers (listed in the section below captioned “Executive Officers”). In 2016, stockholders voted, on an advisory basis, to hold an annual advisory vote on the compensation of our named executive officers. As required pursuant to Section 14A of the Securities Exchange Act, our Board of Directors is asking that stockholders cast a non-binding, advisory vote FOR the following resolution:

 “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As we describe in our Compensation Discussion and Analysis beginning on page 25, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. In particular, our compensation program rewards financial, strategic and operational performance, and the goals set for each performance category are intended to support our long-range plans.

You are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy. Although the vote you are being asked to cast is non-binding, we value the views of our stockholders, and the Compensation Committee and our Board of Directors will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

CORPORATE GOVERNANCE

Independence of The Board of Directors

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable NASDAQ listing standards: Dr. Feigal, Dr. Gorman, Mr. Gustafson, Mr. Hata, Dr. Montgomery, Mr. Ranieri and Ms. Rosa-Bjorkeson. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

Board Leadership Structure

The Board of Directors has a Lead Board Member, Dr. Montgomery, who has authority, among other things, to call and preside over Board of Directors meetings.  As a general policy, the Board of Directors believes that separation of the position of Lead Board Member and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversite of management’s performance and enhances the effectiveness of the Board as a whole. We have a separate chair for each committee of the Board of Directors. The chairs of each committee are expected to report annually to the Board of Directors on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case.

Role of the Board in Risk Oversight

The Audit Committee of the Board of Directors is primarily responsible for overseeing our risk management processes on behalf of the Board of Directors. In its regular meetings, the Audit Committee receives information from management regarding our assessment of risks. In addition, the Audit Committee reports regularly to the Board of Directors, which also considers our risk profile. The Audit Committee and the Board of Directors focus on the most significant risks we face and our general risk management strategies. While the Board of Directors oversees our risk management, management is responsible for day-to-day risk management processes. Our Board of Directors expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and the Board of Directors. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board of Directors’ leadership structure, which also emphasizes the independence of the Board of Directors in its oversight of its business and affairs, supports this approach.

Meetings of The Board of Directors

The Board of Directors met seven times during the last fiscal year as well as four times in executive session.    All Board members attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively, with the exception of Ms. Rosa-Bjorkeson, who was appointed in December 2019, and attended only the December Board meeting.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  The following table provides membership and meeting information for fiscal year 2019 for each of the Board committees:

Nominating and
Corporate
Name	Audit	Compensation	Governance

Ellen G. Feigal			X
Kevin C. Gorman		X	X
Kurt A. Gustafson **	X*
Yujiro S. Hata	X		X
A. Bruce Montgomery (1)	X	X	X*
Richard J. Ranieri		X*
Dagmar Rosa-Bjorkeson (2)
Total meetings in fiscal 2019	4	5	2

*      Current Committee Chairperson

**     Financial Expert

(1)	Dr. Montgomery was removed as a member of the Audit Committee in February 2020.
(2)	Ms. Rosa-Bjorkeson was appointed to the Board in December 2019 and as a member of the Audit Committee in February 2020.

Below is a description of each committee of the Board of Directors.  Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.  The Board of Directors has determined that, except as specifically described below, each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Board Committees

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements.

For this purpose, the Audit Committee performs several functions, among other things:

•	evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors;
•	determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;
•	reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services;
•	monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law;

•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•

reviews and approves or rejects transactions between the Company and any related persons in accordance with our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•

reviewing with management and the independent auditors significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of internal controls over financial reporting;

•

establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;
•	preparing the report that the SEC requires in our annual proxy statement;
•	reviewing on a periodic basis our investment policy;
•	reviewing our major financial risk exposures;
•

reviewing the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and

•	reviewing on an annual basis the performance of the Audit Committee, including compliance of the Audit Committee with its charter.

As of December 31, 2019, the Audit Committee was composed of three directors: Mr. Gustafson, Mr. Hata and Dr. Montgomery, with Mr. Gustafson acting as chair.  The Audit Committee met four times during the fiscal year. In February 2020, the Board appointed Ms. Rosa-Bjorkeson to the Audit Committee, replacing Dr. Montgomery; therefore, effective February 2020, the Audit Committee is composed of Mr. Gustafson, Mr. Hata and Ms. Rosa-Bjorkeson. The Audit Committee has adopted a written charter that is available to stockholders on the Company’s website at www.xencor.com.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards).    Our Board of Directors has determined that each member of the Audit Committee meets the requirements for independence under the NASDAQ listing standards.

The Board of Directors has determined that Mr. Gustafson qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Gustafson’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer at other publicly traded biopharmaceutical companies.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the Company.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.  The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence.  Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Mr. Kurt A. Gustafson, Committee Chair
Mr. Yujiro S. Hata
Dr. A. Bruce Montgomery

*The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is currently composed of three directors: Mr. Ranieri, Dr. Gorman, and Dr. Montgomery.  All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Compensation Committee met five times during 2019. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.xencor.com.

The Compensation Committee of the Board of Directors acts on behalf of the Board to review and recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;
•	reviewing and approving (or, if it deems appropriate, making recommendations to the full Board of Directors regarding) the compensation and other terms of employment of our executive officers;
•

reviewing and approving (or, if it deems appropriate, making recommendations to the full Board of Directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•

reviewing and approving (or, if it deems appropriate, making recommendations to the full Board of Directors regarding) the type and amount of compensation to be paid or awarded to our non-employee Board members;

•

establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by Section 14A of the Exchange Act, and to the extent applicable, determining our recommendations regarding the frequency of advisory votes on executive compensation;

•

reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act, as well as applicable NASDAQ rules and regulations;

•	administering our equity incentive plans;
•	establishing policies with respect to equity compensation arrangements;
•

reviewing and approving (or, if it deems appropriate, making recommendations to the full Board of Directors regarding) the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•	reviewing the adequacy of its charter on a periodic basis;
•

to the extent applicable, reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC;

•	preparing the report that the SEC requires in our annual proxy statements; and
•	reviewing and assessing on an annual basis the performance of the Compensation Committee.

We believe that the composition and functioning of our Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, and all applicable SEC and NASDAQ rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee as of December 31, 2019 were Dr. Montgomery, Mr. Ranieri and Dr. Gorman, with Mr. Ranieri acting as chair. No member of the Compensation Committee has ever been an officer or employee of the Company. None of our executive officers currently serve, or has served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for among other things:

•	identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board);
•	reviewing and evaluating incumbent directors;
•	recommending to the Board candidates for election to the Board of Directors;
•	making recommendations to the Board regarding the membership of the committees of the Board;
•	considering and assessing the independence of members of our Board of Directors;

•	reviewing the adequacy of its charter on an annual basis;
•	assessing the performance of the Board;
•	monitoring the Company’s adherence to its Code of Business Conduct and Ethics; and
•	annually evaluating the performance of the Nominating and Corporate Governance Committee.

We believe that the composition and functioning of our Nominating and Corporate Governance Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, and all applicable SEC and NASDAQ rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

The Nominating and Corporate Governance Committee is currently composed of four directors: Mr. Gorman, Dr. Montgomery, Dr. Feigal and Mr. Hata with Dr. Montgomery acting as committee chair.  All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards).

The Nominating and Corporate Governance Committee believes that candidates for director, both individually and collectively, can and do provide the integrity, experience, judgment, commitment (including having sufficient time to devote to the Company and level of participation), skills, diversity and expertise appropriate for the Company.  In assessing the candidates, both individually and collectively, the Nominating and Corporate Governance Committee may consider the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability in various areas. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.  In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendations to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 111 West Lemon Avenue, Monrovia, CA 91016, Attn: Secretary, no later than the 90th day and no earlier than the 120th day prior to the one year anniversary of the preceding year’s annual meeting.  Submissions must include (1) the name and address of the Company stockholder on whose behalf the submission is made; (2) number of Company shares that are owned beneficially by such stockholder as of the date of the submission; (3) the full name of the proposed candidate; (4) description of the proposed candidate’s business experience for at least the previous five years; (5) complete biographical information for the proposed candidate; (6) a description of the proposed candidate’s qualifications as a director and (7) any other information required by the Company Bylaws. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

The Nominating and Governance Committee met two times during 2019. The Nominating and Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at www.xencor.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for fiscal year 2019.

Transactions With Related Persons

Related-Person Transactions policy and Procedures

In 2013, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000.  Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy.  A related person is any executive officer, director, or more than 5% shareholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification.  The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance,  the Company relies on information supplied by its executive officers, directors and certain significant stockholders.

In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to:

(a)	the risks, costs and benefits to the Company,
(b)	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated,
(c)	the terms of the transaction,
(d)	the availability of other sources for comparable services or products and
(e)	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee considers, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interest of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

Pursuant to SEC rules, a “transaction” with a related person includes any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company was or is a participant in which the related person had or will have a direct or indirect material interest where the amount involved exceeds $120,000.

Since January 1, 2019, there has not been, nor is there currently proposed, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were or will be participants in which the amount involves exceeds $120,000 other than compensation arrangements described under the caption “Executive Compensation” and the transaction described below.

Indemnification Agreements

We have entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his or her services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request. We believe that these indemnification agreements, together with the provisions in our bylaws, are necessary to attract and retain qualified persons as directors and officers.

Stockholder Communications With The Board Of Directors

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Xencor, Inc. at 111 West Lemon Avenue, Monrovia, CA 91016, Attn: Secretary.  Each communication must set forth: the name and address of the Company stockholder on whose behalf the communication is sent; and, the number of Company shares that are owned beneficially by such stockholder as of the date of the communication.  Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or such director.  Communications determined by the Company’s Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

Code of Business Conduct and Ethics

The Company has adopted the Xencor, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees.  The Code of Business Conduct and Ethics is available on the Company’s website at www.xencor.com.    If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.  The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year 2019.

Executive Officers

The following table sets forth certain information regarding our 2019 named executive officers (each, an “NEO”):

Name	Age	Position

Bassil I. Dahiyat, Ph.D. *	49	President, Chief Executive Officer and Director
John R. Desjarlais, Ph.D. *	55	Senior Vice President, Research and Chief Scientific Officer
Allen S. Yang, M.D., Ph.D. *	52	Senior Vice President, Chief Medical Officer
John J. Kuch *	60	Senior Vice President, Chief Financial Officer
Celia E. Eckert *	48	Vice President, General Counsel and Corporate Secretary

Dr. Dahiyat’s biographical information is set forth above under Proposal 1.

John R. Desjarlais, Ph.D. has served as our Chief Scientific Officer since July 2014 and served as our Vice President, Research from October 2006 to July 2014.  In March 2016, Dr. Desjarlais was appointed Senior Vice President, Research and Chief Scientific Officer.  He joined the Company in July 2001, initially serving as our Director of Protein Engineering. Dr. Desjarlais oversees all aspects of discovery and research for the Company, including technology development, protein and antibody engineering and generation of product candidates. Prior to joining us, Dr. Desjarlais was an Assistant Professor of Chemistry at Penn State University from 1997 to 2001. Dr. Desjarlais received a B.S. in physics from the University of Massachusetts and holds a Ph.D. in biophysics from Johns Hopkins University. He then conducted postdoctoral research at the University of California, Berkeley. Dr. Desjarlais has driven the Company's technology development and engineering efforts for over ten years and participated in the development of the Company's business and intellectual property strategies.

Allen S. Yang, M.D., Ph.D. has served our Senior Vice President and Chief Medical Officer since December 2019.  Dr. Yang oversees all aspects of clinical development for the Company, including clinical development, clinical operations, biometrics, pharmacovigilance, and medical writing. From January 2019 to December 2019, he served as senior vice president, head of clinical development and acting chief medical officer at Jazz Pharmaceuticals. Prior to joining Jazz in April 2016, Dr. Yang led clinical development and clinical operations groups at Spectrum Pharmaceuticals, where he was vice president of clinical research from 2014 to March 2016. From 2009 to 2014, he held several roles of increasing responsibility at Amgen, including those of global development leader for an oncology therapeutic and clinical research medical director for the first approved bispecific antibody. Before transitioning to the biopharmaceutical industry, from 2004 to 2009, Dr. Yang practiced medicine as an academic oncologist at the University of Southern California, where he led a translational cancer research laboratory. Dr. Yang received a B.A. in molecular biology from the University of California, Berkeley, and a Ph.D. in biochemistry and an M.D. from the University of Southern California. He completed his medical oncology fellowship at the MD Anderson Cancer Center.

John J. Kuch has served as our Senior Vice President and Chief Financial Officer since May 2018 and served as our Vice President, Finance since October 2010 to May 2018. Mr. Kuch joined the Company in October 2000, serving as our Senior Director of Finance. Mr. Kuch oversees all SEC and financial reporting, budgeting, cash-flow management, investments, information technology, investor relations, capital financing and facility issues for the Company. Mr. Kuch has had primary responsibility for the Company’s initial public offering and its subsequent follow-on financing transactions. Prior to joining us, he worked for over 15 years in public accounting. From August 1997 through December 1998 he served as a Director at PricewaterhouseCoopers LLP. Mr. Kuch is a certified public accountant and received a B.S. and a M.S. in accounting from the University of Illinois.

Celia E. Eckert has served as our General Counsel and Corporate Secretary since September 2019.   Ms. Eckert oversees all legal and compliance matters for the Company, including transactions, corporate governance and intellectual property.  From October 2016 to August 2019, she held roles at Synthetic Genomics, Inc., including vice president, corporate legal, where she was responsible for licensing and financial transactions, managed litigation and supported corporate legal matters. Prior to Synthetic Genomics, Ms. Eckert served as associate general counsel at Sequenom, Inc. from 2014 to October 2016, and as senior director, legal affairs at Prometheus Laboratories, Inc., which she joined in 2007. At Prometheus, she structured transactions, managed substantial patent litigation and supported the growth of the company’s commercial organization. Earlier in her career, she was an associate at Pillsbury Winthrop Shaw Pittman LLP and at Jones Day. Ms. Eckert received a B.A. in political science from the University of California, Los Angeles and a J.D. from the University of California, Hastings School of Law.

Additional Key Employees

Julie Casciani has served as our Executive Director, Human Resources since 2019, and joined the Company in October 2000. Ms. Casciani oversees all objectives related to human capital for the Company, including employee development, recruiting, retention, compensation, benefits and fostering a culture of diversity and inclusion.  Prior to joining us, she headed the human resource function at KCAL9-TV and held positions in the human resource departments of Warner Bros, the Walt Disney Company, Twentieth Century Fox and Hasbro Animation Studios.  Ms. Casciani received a B.A. in history from the University of California Los Angeles.

Jeremy Grunstein, Ph.D. has served as our Vice President, Business Development since May 2019. Dr. Grunstein oversees all aspects of business development for the Company, including partnering, acquisitions, licensing and strategic partnering to enhance the development of our pipeline of drug candidates. Previously he served in several strategic business development roles at Amgen Inc., most recently, as executive director, transactions, where he led product and platform technology transactions and managed Amgen’s out licensing and corporate equity portfolio. Prior to joining Amgen, Dr. Grunstein earned an MBA from the Sloan School of Management at the Massachusetts Institute of Technology and completed a post-doctoral fellowship in the Department of Molecular Oncology at Genentech. He earned a Ph.D. in biology from the University of California, San Diego, and a B.S. in biology from the University of California, Los Angeles.

Eric P. Kowack has served as our Vice President, Program Leadership and Strategic Alliances since November 2018. Mr. Kowack oversees all aspects of program and strategic alliance management for the Company supporting our internal and external product portfolios. Previously, he served as vice president of program leadership and precision medicine at Ignyta, where he led early-stage development programs and spearheaded Ignyta’s contributions to the Cancer Moonshot initiative. Prior to joining Ignyta, Mr. Kowack served as executive director and oncology asset team leader for 19 different programs at Pfizer.  Mr. Kowack served on active duty in the United States Coast Guard in several roles of increasing responsibility and then continued to serve in a reserve capacity across the U.S. Mr. Kowack received an M.S. in biochemistry from Dartmouth College and an MBA from Marist College and is Commander, USCGR (retired).

Kirk Rosemark has served as our Vice President, Regulatory Affairs and Quality Assurance since June 2019. Mr. Rosemark oversees all aspects of regulatory affairs and quality assurance for the Company throughout the lifecycles of our products. Prior to joining Xencor, he most recently served as vice president, regulatory affairs at Beigene (USA), where he developed and evaluated regulatory approval strategies for multiple development projects and combinations thereof and held responsibility for 14 INDs. Before Beigene, Mr. Rosemark was vice president, regulatory affairs and quality assurance at CymaBay Therapeutics, where he led the regulatory strategies for several mid-to-late stage programs, several of which with preferential designations with health authorities. From 2003 to 2014, he was vice president, regulatory affairs and quality assurance at Exelixis, where he led to the regulatory team on the Cometriq® program, taking it from discovery through approvals in the U.S. and EU. Earlier in his career he held roles of increasing responsibility in regulatory affairs at Solvay Pharmaceuticals, Ciba Vision and Bausch & Lomb Pharmaceuticals. Mr. Rosemark received a B.S. in chemistry from Cleveland State University.

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following Compensation Discussion and Analysis provides information about our 2019 named executive officers (“NEOs”): the individuals who served as our principal executive officer, principal financial officer and two other most highly compensated executive officers serving as of December 31, 2019 (we did not have any other executive officers serving as of such date), as well as one former executive officer who ceased providing service to us in 2019. Our NEOs for fiscal 2019 are:

Named Executive Officer	Position(s)

Bassil I. Dahiyat, Ph.D.	President, Chief Executive Officer and Director
John R. Desjarlais, Ph.D.	Senior Vice President, Research and Chief Scientific Officer
Allen S. Yang, M.D., Ph.D. (1)	Senior Vice President and Chief Medical Officer
John J. Kuch	Senior Vice President and Chief Financial Officer
Celia E. Eckert (2)	Vice President, General Counsel and Corporate Secretary
Paul Foster, M.D. (3)	Former Senior Vice President and Chief Medical Officer

(1) Dr. Yang joined us as Senior Vice President and Chief Medical Officer in December 2019.

(2)    Ms. Eckert joined us as Vice President, General Counsel and Corporate Secretary in September 2019.

(3) Dr. Foster served as our Senior Vice President and Chief Medical Officer through his retirement in October 2019.

2019 Business Highlights

In 2019, we continued to advance our bispecific antibody and cytokine candidates and XmAb technologies, reported progress on key partnerships and collaborations, recruited additional senior management, and strengthened our balance sheet to provide extended runway to fund operations.

Our key accomplishments in 2019 included:

•

We presented initial data from the ongoing Phase 1 study of plamotamab (XmAb13676) in patients with B cell malignancies, at the American Society of Hematology (ASH) Annual Meeting, in which the bispecific antibody demonstrated that it was generally well tolerated with encouraging clinical activity in early dose-escalation cohorts.

•

We initiated two Phase 1 clinical studies for our second and third tumor microenvironment activating bispecific antibodies, XmAb23104 (PD-1 x ICOS) and XmAb22841 (CTLA-4 x LAG-3), which are engineered to promote tumor-selective T-cell activation in patients with advanced solid tumors.

•

In April 2019, the U.S. Food and Drug Administration (“FDA”) lifted a partial clinical hold previously placed on the Phase 1 study of XmAb14045 in patients with acute myeloid leukemia (AML), and we resumed enrollment at all sites.

•

We successfully recruited several key members of senior management including vice president, business development; vice president, regulatory affairs and quality assurance; vice president, general counsel; and senior vice president, chief medical officer, allowing us to execute more productively on all our corporate priorities, including the continued advancement of our clinical candidates and ongoing efforts to identify additional successful business partnerships for our XmAb® technologies and candidates.

•

We continue to monetize, expand and realize the value of our XmAb technology platforms and XmAb drug candidates through partnerships and collaborations. In 2019, Alexion Pharmaceuticals, Inc.  launched Ultomiris®, and we began earning royalties on sales; MorphoSys AG submitted a Biologics License Application to the FDA for the marketing approval of tafasitamab to treat patients with relapsed or refractory diffuse large B cell lymphoma; Novartis Institutes for BioMedical Research, Inc. initiated a Phase 1 study of an undisclosed XmAb bispecific antibody; Amgen, Inc.’s Investigational New Drug application for AMG 509, an XmAb 2+1 bispecific antibody, was allowed by the FDA; we entered into a collaboration with Astellas Pharma Inc. to generate XmAb bispecific antibodies directed toward a selected anti-tumor target; and we entered into a research and license agreement with Genentech, Inc. and F. Hoffmann-LaRoche Ltd. (“Genentech”) to broadly develop and commercialize novel IL-15 cytokine therapeutics, including XmAb24306.

•

We strengthened the Company’s balance sheet and stayed on budget, completing 2019 with over $600 million in cash and marketable securities, including $155 million in non-dilutive upfront and milestone payments that were received from partners throughout the year, which we anticipate will provide runway to fund operations into 2024.

Stock Performance

Our corporate goal is to develop novel drug candidates that have a positive impact on patient outcomes. We believe that advancing toward this goal will create long-term value for our stockholders.  Our 2019 business highlights reflect the continued progress toward this goal with our overall stock performance since our Initial Public Offering in December 2013 reflecting such appreciation from $5.50 per share to $34.39 per share as of December 31, 2019. For more information, see Part II, Item 5, “Performance Graph” in our Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 25, 2020.

Executive Summary

Highlights of our executive compensation program include the following:

•

We tie pay to performance.  We structure a significant portion of our NEO’s compensation to be variable, at risk and tied directly to our measurable performance.  For 2019, 85% of our Chief Executive Officer’s target total compensation, and an average of 77% of our other NEOs’ target total compensation was linked to performance, consisting of annual performance bonus earned.

•

Our executive bonuses are dependent on meeting corporate objectives.  Our annual performance-based bonus opportunities for all of our NEOs are dependent on our achievement of annual corporate objectives established each year and, in the case of our NEOs other than our Chief Executive Officer, the individual officer’s contributions towards such corporate objectives.  In 2019 we achieved our annual corporate objectives and each of our NEOs received a performance bonus payout based on such achievement.

•

We emphasize long-term equity incentives.  Equity awards are an integral part of our executive compensation program, and comprise the primary “at-risk” portion of our NEO compensation package. We have historically granted equity awards in the form of stock options, and we consider stock options performance-based because they provide value only if the market price of our stock increases, and if the executive officer continues in our employment over the option term.  These awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to remain in our long-term employ. In 2019, we granted stock options to all of our NEOs and we also granted restricted stock units to Mr. Yang who was hired in late 2019.

•

Our Compensation Committee has retained an independent third-party compensation consultant for guidance in making compensation decisions. The compensation consultant advises the Compensation Committee on market practices, including identifying a peer group of companies and their compensation practices, so that our Compensation Committee can regularly assess the Company's individual and total compensation programs against these peer companies, the general marketplace and other industry data points.

Additional important executive pay practices are in the table below:

What we do	What we don’t do
✓ Tie a significant portion of executive pay to company performance through our annual and long-term incentive compensation	✗ No single-trigger change-in-control cash repayments; no change in control excise tax gross ups
✓ Balance among short- and long-term incentives, cash and equity and fixed and variable pay	✗ No hedging or pledging by employees or directors of Company stock
✓ Compare executive compensation and company performance to relevant peer group companies	✗ No repricings of underwater stock options
✓ Retain an independent third-party compensation consultant for guidance in making compensation decisions	✗ No aspect of the pay policies or practices pose material adverse risk to the Company
✓ Give stockholders an advisory vote on executive compensation each year	✗ No fringe benefits or excessive perquisites, such as car allowances or personal security

Overview of our Executive Compensation Program

Objectives and Philosophy

Our compensation program aims to achieve the following main objectives:

•	attract and retain and reward highly qualified executives
•	provide incentives that motivate and reward executives for achievement of our key performance goals that increase stockholder value over the long term
•	align our executives’ interests with those of our stockholders
•	link pay to company performance
•

offer pay packages that remain competitive within the biopharmaceutical market in which we compete to recruit and retain top talent, while maintaining a reasonable cost and dilution to our stockholders

Elements of Executive Compensation

Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based bonuses and long-term incentive compensation. We also provide our executive officers with severance and change-in-control benefits, as well as other benefits available to all our employees, including participation in the Company’s Employee Stock Purchase Plan (ESPP), retirement benefits under the Company’s 401(k) plan and participation in employee benefit plans.  The following chart summarizes the three main elements of compensation, their objectives and key features.

Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.

•   Reviewed annually at the beginning of the year or at the time of a new hire

•   Determined based on a number of factors (including individual performance, internal equity, retention, expected cost of living increases and the overall performance of our Company) and by reference to market data provided by our independent compensation consultant

Performance Bonus (at-risk cash)	Motivates and rewards for attaining key annual corporate performance goals and individual contributions that relate to our key business objectives.

•   Target amounts calculated as a percentage of base salary

•   Reviewed and determined annually at the beginning of the year or at the time of a new hire

•   Determined based on positions that have similar impact on the organization and competitive bonus opportunities in our market

•   Opportunities depend on achieving specific corporate performance objectives consistent with our long-term strategic plan and (except with respect to our CEO) individual performance objectives that relate to the officer’s role and expected contribution toward reaching our corporate goals

•   Actual amounts earned are determined after the end of the year, taking into account corporate and, where applicable, individual performance objectives

Long-Term Incentive (at-risk equity)

Motivates and rewards for long-term Company performance; aligns executives’ interests with stockholder interests and changes in stockholder value.

Attracts highly qualified executives and encourages their continued employment over the long term.

•   Reviewed annually

•   May be granted at the beginning of the year or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement

•   Individual awards based on a number of factors, including current corporate and individual performance, outstanding equity holdings and their retention value and total ownership, historical value of our stock, internal equity amongst executives and market data provided by our independent compensation consultant

•   Equity grants provided primarily in the form of stock options and restricted stock units that typically vest over four and three years, respectively

We focus on providing a competitive compensation package to our executive officers which provides significant short- and long-term incentives for the achievement of measurable corporate objectives.  We believe that this approach provides an appropriate blend of short- and long-term incentives to maximize stockholder value.

We do not have any formal policies for allocating compensation among salary, performance bonus awards and equity grants, short- and long-term compensation or among cash and non-cash compensation. Instead, the Compensation Committee and the Board uses its judgment to establish a total compensation program for each named executive officer that is a mix of current, short- and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, historically we have structured a significant portion of the named executive officers’ total target compensation so that it is comprised of performance-based bonus opportunities and long-term equity awards, to align the executive officers’ incentives with the interests of our stockholders and our corporate goals.

In making executive compensation decisions, the Compensation Committee generally considers each executive officer’s total direct compensation, which consists of base salary, target bonus opportunity, which together with base salary we refer to as total target cash compensations, and long-term equity awards (which are valued based on an approximation of grant fair value).

Say on Pay and Stockholder Engagement

At the 2019 annual stockholder meeting, approximately 99% of the votes cast approved our advisory vote on executive compensation (“say on pay”). The Company considered this result and feedback from stockholders and, given the significant level of stockholder support, concluded that our compensation program continues to provide a competitive pay-for-performance package that effectively incentivizes our NEOs and encourages long-term retention. Accordingly, the Compensation Committee determined not to make significant changes to our executive compensation policies or decisions as a result of the vote. We will continue to consider the outcome of our say on pay votes and our stockholders’ views when making future compensation decisions for NEOs.

Maintaining interactive relationships with our stockholders is important to us, and we conduct ongoing, proactive outreach efforts. Our CEO and executive team actively engage with investors, prospective investors and investment analysts to remain well-informed regarding their perspectives and concerns and to help increase their understanding of our business and strategy.

How We Determine Executive Compensation

Use of Competitive Market Compensation Data

The Compensation Committee believes that it is important when making compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, in 2018, the Compensation Committee directed Barney and Barney, LLC, a Marsh & McLennan Agency LLC company (“Barney”) to develop a proposed list of our peer group companies to be used in connection with assessing the compensation practices of the publicly traded companies with whom we compete.

To make 2019 pay decisions, Barney proposed, and the Compensation Committee approved, a group of companies that would be appropriate peers based on our Company’s industry focus, stage of clinical development and size (based on employee headcount, revenues and market capitalization). Specifically, based on input from the Compensation Committee, Barney compiled a list of biotechnology companies with an emphasis on similarly sized companies engaged in research and development of clinical stage drug programs. The peer data is referred to in this Proxy Statement as market data. Barney reviewed those components of the market data that were most closely comparable to each of our executive officers’ position. The following companies were approved as our peers for use in 2019 compensation decisions:

Acceleron Pharma Inc.	Epizyme, Inc.
Akcea Therapeutics, Inc.	Five Prime Therapeutics, Inc.
Alder BioPharmaceuticals, Inc.	Loxo Oncology
AnaptysBio, Inc.	MacroGenics, Inc.
Argenx SE	Mirati Therapeutics, Inc.
Array BioPharma Inc.	Sangamo Therapeutics, Inc.
Blueprint Medicines Corporation	Ultragenyx Pharmaceutical Inc.
Coherus BioSciences, Inc.	Zogenix, Inc.
CytomX Therapeutics, Inc.

At the time of approval of these peer companies, the Company fell in the 52nd percentile of the peer group in terms of market capitalization, the 86th percentile of the peer group in terms of revenues and the 34th percentile of the peer group in terms of total employee headcount, as set forth in the following table:

	Revenue (in millions)	Market Capitalization (in millions)	Number of Employees (#)
75th Percentile	$62	$2,530	326
Median	$45	$1,530	203
25th Percentile	$9	$648	126
Xencor	$41	$2,033	166
Percentile Rank	49%	62%	35%

This same peer group was recommended by Mercer and approved by the Compensation Committee in June 2019 for making 2020 compensation decisions, with the exception of the removal of Loxo Oncology, which was acquired in early 2019. In June 2019, Mercer compiled data from a variety of supporting sources, including compensation information from the peer group and the Radford Global Life Sciences Compensation survey and additional life sciences survey sources. Using the survey data and data compiled from the peer companies, or peer data, Mercer completed an assessment of our executive compensation to inform the Compensation Committee’s recommendation to the Board regarding executive compensation for 2020. The June 2019 peer group was used in making compensation decisions for 2019 for new hires only.

Market data is only one of the factors the Compensation Committee and Board consider in making compensation decisions. The Compensation Committee and Board consider other factors as described below under “Factors Used in Determining Executive Compensation.”

Factors Used in Determining Executive Compensation

Our Compensation Committee and Board set the compensation of our executive officers at levels they determine to be competitive and appropriate for each named executive officer, using their professional experience and judgment.  Pay decisions are not made by use of a formulaic approach or benchmark; the Compensation Committee and the Board believe that executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year.  In making executive compensation decisions, the Compensation Committee and Board generally take into consideration the factors listed below.

•	Company performance and existing business needs
•	Each named executive officer’s individual performance, scope of job function and the critical skill set of the named executive officer to the company’s future performance
•	Internal pay equity among named executive officers and positions
•	The need to attract new talent to our executive team and retain existing talent in a highly competitive industry
•	A range of market data reference points including review of compensation practices of companies within our peer group, as described above under “Use of Competitive Market Compensation Data”.
•	The total compensation cost and stockholder dilution from executive compensation actions
•	Trends and compensation paid to similarly situated officers within our market
•	Mercer’s recommendations on compensation policy determinations for the executive officer group
•	A review of a named executive officer’s total targeted and historical compensation and equity ownership

•	Our Chief Executive Officer’s recommendations, based on his direct knowledge of the performance by each named executive officer

2019 Executive Compensation Program

Mix of Elements of Compensation

The three principal components of our executive compensation program for our named executive officers in 2019 were base salary, annual performance bonuses and long-term incentive equity compensation.  We structure a significant portion of our named executive officers’ 2019 compensation to be variable, at risk and tied directly to our measurable performance in the form of performance-based bonuses and equity incentive awards. For 2019, 85% of our Chief Executive Officer’s total reported compensation and an average of 77% of our other NEOs total reported compensation were linked to performance, consisting of annual performance bonus earned and equity incentives awarded, as reported in the “Summary Compensation Table”. This 77% calculation was based on the total reported compensation for our NEOs employed for the full 2019 year, Dr. Desjarlais and Mr. Kuch.

Base Salary

The Compensation Committee’s philosophy is to provide base salaries at a competitive level sufficient to recruit and retain individuals possessing the requisite skill and capabilities necessary to achieve the Company’s long-term goals. The Compensation Committee provides an annual salary to each NEO that reflects that individuals’ level of responsibility, expertise, experience and knowledge. When determining base salaries, the Compensation Committee considers the input of its independent compensation consultant, peer group data described above, each NEO’s performance against the individual’s 2018 performance goals and their role in achievement of Company goals. The Compensation Committee and the Board approved increases to each of the NEO’s base salaries for 2019 in amounts ranging from 3% to 5% based on such assessment.  The Compensation Committee and the Board approved the base salaries of Ms. Eckert and Dr. Yang at the time they joined us in 2019 based on amounts they determined were appropriate to recruit and retain such executives, considering their experience, peer group data and recommendations from consultants.

The NEOs’ 2019 base salaries, which were effective January 1, 2019, or for Dr. Yang and Ms. Eckert upon commencement of their employment at the Company, and their base salaries in effect as of the end of 2018, as applicable, were as follows:

	Base Salary
Executive	2019		2018	% Change

Bassil I. Dahiyat, Ph.D.	$566,500		$550,000	3%
John R. Desjarlais Ph.D.	$424,360		$412,000	3%
Allen S. Yang, M.D., Ph.D.	$465,000	(1)	$—	—
John J. Kuch	$383,574		$368,000	4%
Celia E. Eckert	$375,000	(2)	$—	—
Paul Foster, M.D.	$450,204		$437,091	3%

(1)	Dr. Yang joined the Company on December 16, 2019.
(2)	Ms. Eckert joined the Company on September 3, 2019.

Annual Performance Bonus

Under the 2019 annual performance bonus program,  each NEO was eligible to be considered for a performance bonus based on (1) the individual's target bonus, as a percentage of base salary, (2) the percentage attainment of the 2019 corporate goals established by the Board, after recommendation by the Compensation Committee, and (3) the percentage attainment of the 2019 individual goals established by the Board, upon recommendation by the Compensation Committee and the Chief Executive Officer, for each NEO other than Dr. Dahiyat. The actual performance-based bonus paid, if any, is calculated by multiplying the executive's base salary by the target bonus percentage, and then by the percentage attainment of the corporate goals or percentage attainment of the individual goals, as applicable.

Target Bonuses

Each named executive officer’s target bonus is set at a percentage of the named executive officer’s earned base salary, with such percentage being evaluated in the context of market data. For 2019, the Board determined that there would be no change to the NEOs’ 2018 target bonus percentages; accordingly, each NEO’s target percentage is 40% except for Dr. Dahiyat’s target bonus, which is 55%. Dr. Yang was not eligible for an annual performance bonus award for 2019.

The Compensation Committee believes that the executive officers should have a target bonus that is based on the achievement of the Company’s goals and their own accomplishments. The Compensation Committee approved a total bonus pool for 2019 that was based on the achievement of corporate performance goals, set forth in the table below. Based on performance against the corporate goals, the pool was funded at 100% of target.

At the end of 2019, Dr. Dahiyat assessed the performance of each executive officer and presented his recommendations on the executive officer’s individual performance to the Compensation Committee in the first quarter of 2019 for approval. The Compensation Committee has the authority to reduce or increase the actual amount payable under an award based on its assessment of each executive officer’s performance. In determining individual bonus payments from the bonus pool, the Compensation Committee assessed each executive officer’s performance by evaluating his or her accomplishments and contributions to the corporate goals considering factors such as leadership, talent development and efforts to foster a corporate culture of inclusion and diversity.

The Board retains discretion to make adjustments up or down to the executive officers’ calculated bonuses and considers factors such as unexpected or unplanned events, the overall financial condition of the Company, extraordinary individual performance and other aspects of leadership.

Executive	Annual Performance Bonus Awards

Bassil I. Dahiyat, Ph.D.	55%
John R. Desjarlais Ph.D.	40%
John J. Kuch	40%
Celia E. Eckert (1)	40%
Paul Foster, M.D. (2)	40%

(1)	Ms. Eckert’s bonus was prorated for her partial year of service from her September start date.
(2)	Dr. Foster was eligible for an annual performance bonus award for 2019 prior to his retirement in October 2019.

Performance Goals

In early 2019, our Board, upon recommendation by the Compensation Committee with input and recommendations from management, reviewed and approved the 2019 corporate goals and subsequently evaluated the Company’s performance against those goals. In setting the 2019 goals, the Board sought to create targets for management that the Compensation Committee believed balanced the Company’s short- and long-term plans and best aligned the goals with the best interests of stockholders.

The 2019 goals were divided into four categories that the board believed advanced the Company’s overall corporate strategy:

2019 Corporate Performance Goals
Clinical and development goals: • Advance development candidate portfolio
Research and early stage development goals: • Expand early pipeline with novel XmAbs • Extend XmAb platform in immuno-oncology and immunology
Operational goals: • Build senior management team and mature organizational structure to support both expanded research and development and business functions
Financial goals: • Maintain strong cash position and stay on budget

The individual performance goals for each of the NEOs (other than our Chief Executive Officer, who was not assigned specific individual performance goals) for 2019 related to our corporate goals and varied by individual. The individual goals were established between each NEO and the Chief Executive Officer during 2019. These objectives were composed of factors that related to each NEO’s ability to drive his own performance and the performance of his direct employee reports towards reaching our corporate goals and were determined, in the Chief Executive Officer’s judgment, to provide the greatest opportunity for the Company to meet its annual and long-term objectives.

Performance Achievement

In early 2020, the Compensation Committee considered each corporate goal in detail and determined that we had achieved 100% of the 2019 corporate goals on an overall basis. The Compensation Committee determined that the

Company achieved its clinical, research, operational, financial and business development targets for the year.  This overall determination was based on the following specific achievements with regard to our corporate performance goals:

a.

Clinical and development goals:  Presented encouraging initial safety and efficacy data from early dosing cohorts in the Phase 1 study evaluating the bispecific antibody plamotamab (XmAb13676); resumed enrollment at all sites of our Phase 1 study of XmAb14045 in patients with AML when the FDA lifted the partial clinical hold placed on the study; initiated Phase 1 clinical studies for second and third tumor microenvironment activating bispecific antibodies, XmAb22841 and XmAb23104

b.

Research and early-stage development goals:  Conducted preclinical development activities for our next set of CD3 bispecific antibody drug candidates and cytokine programs, which will be presented in 2020; identified new candidates and initiated early development activities for them; supported Genentech’s successful Investigative New Drug (IND) submission for XmAb24306

c.

Operational goals:  Successfully recruited several key members of senior management including vice president, business development; vice president, regulatory affairs and quality assurance; vice president, general counsel; and senior vice president, chief medical officer, allowing us to execute more productively on all our corporate priorities

d.

Financial goals:  Built upon a strong cash position and stayed on budget, completing 2019 with over $600 million in cash and marketable securities, including $155 million in non-dilutive upfront and milestone payments received from partners throughout the year, which provides runway for operations into 2024.

At the end of 2019, the Chief Executive Officer evaluated the performance of each NEO, except himself, and assigned an achievement percentage for the individual objectives established for each such named executive officer. The Compensation Committee evaluated the performance of the Chief Executive Officer and assigned a bonus for him. For 2019, each named executive officer’s target bonus, total performance achievement for those targets (resulting from both corporate and individual performance goal achievements, as applicable) and the resulting bonus amount paid in early 2020 were as follows:

	Performance	Bonus
Executive	Achievement for 2019(%)	Amount Paid ($)

Bassil I. Dahiyat, Ph.D (1)	100%	$312,000
John R. Desjarlais, Ph.D. (2)	100%	167,000
Allen S. Yang, M.D., Ph.D. (3)	—%	—
John J. Kuch (4)	100%	154,000
Celia E. Eckert (5)	100%	49,300

(1)

Dr. Dahiyat’s performance bonus is entirely dependent upon corporate performance; the Compensation Committee awarded Dr. Dahiyat a bonus of $312,000 which reflects a corporate achievement goal of 100% the Company’s 2019 corporate goals.

(2)

Dr. Desjarlais was awarded an overall performance goal achievement of 100% which reflects the corporate goal achievement of 100%  and individual goal achievement of 100% in recognition of his role in achieving the Company’s research and early-stage development goals and also its operational goals.

(3)	Dr. Yang was not eligible for an annual performance bonus award for 2019.
(4)

Mr. Kuch was awarded an overall performance goal achievement of 100% which reflects the corporate goal of 100% and individual goal achievement of 100% in recognition for his role in achieving the Company’s financial and operational goals.

(5)

Ms. Eckert was awarded an overall performance goal achievement of 100% which reflects the corporate goal achievement of 100% and individual goal achievement of 100% in recognition of her role of overseeing all legal and compliance matters affecting the Company. Ms. Eckert’s bonus was prorated for her partial year of service from her September starting date.

In connection with Dr. Foster’s retirement and pursuant to his employment agreement and Transition and Separation Agreement with us, we paid Dr. Foster a prorated amount of the annual performance bonus he would have received for 2019 based on 100% corporate performance achievement and individual goal achievement, as described below under “Overview of Employment and Change in Control Agreements – Employment Agreements.”

Dr. Yang did not receive an annual performance bonus award for 2019.  However, we paid Dr. Yang a signing bonus of $180,000 in connection with his commencement of employment with us, which Dr. Yang must repay to us if he ceases to be employed by us within the first two years of his employment with us.  The Compensation Committee determined that this signing bonus was appropriate and necessary to recruit and retain Dr. Yang, considering his experience, peer group data and recommendations from consultants.

Equity Awards

We have historically granted equity compensation to our executive officers primarily in the form of stock options, and the Board and Compensation Committee determined that our annual equity grants awarded in early 2019 for the named executive officers would continue to consist of stock options that vest over a four year period, subject to the executive’s continued service with us.  The Board and Compensation Committee believe that stock options are a key tool in serving to align the interests of our executive officers and our stockholders; stock options are inherently performance based, and automatically link executive pay to stockholder return, as the value realized, if any, by the executive from an award of stock options, is dependent upon, and directly proportionate to, appreciation in stock price. Executives will receive value from the stock option awards only if the price of the stock increases above the price at time of grant and remains above as the stock options continue to vest. Stock options also do not have downside protection, and the awards will not provide value to the holder when the stock price is below the exercise price.

In February 2019, the Board, upon recommendation by the Compensation Committee, approved the following stock option grants to our NEOs.  Each of the options vest as to 25% of the total number of option shares granted on the first anniversary of the date of grant and thereafter in equal monthly installments for 36 months, subject to the officer’s continued services to our Company and acceleration of vesting and exercisability under certain termination and change in control events as described below under “Overview of Employment and Change in Control Agreements - Severance and Change in Control Benefits”.

Stock Option
Executive	Grant (# shares)

Bassil I. Dahiyat, Ph.D.	138,655
John R. Desjarlais, Ph.D.	63,025
John J. Kuch	50,420
Paul Foster, M.D.	50,420

The annual stock option grants to our NEOs are evaluated by the Compensation Committee and approved by the Board in the context of each named executive officer’s total compensation and take into account the market data provided by Mercer in addition to the individual officer’s responsibilities, criticality, performance and total equity ownership.  The Compensation Committee and Board also take into account the recommendations of the Chief Executive Officer with regards to appropriate grants and any particular individual circumstances.

In determining the annual grants for our NEOs, the Compensation Committee considered that such awards were closely aligned with the long-term efforts of the senior management team to increase stockholder value. The Compensation Committee determined the size of the grants based on its subjective assessment of the appropriate incentives necessary for our NEOs, considering the market data provided as well as the proposed annual grant and total options held by each named officer, as a percentage of total ownership in our Company, the fair value of each officer’s proposed grant in connection with his overall total target compensation (total target cash compensation plus long-term incentive compensation), and each officer’s individual role and performance. The Compensation Committee adopted a philosophy of targeting equity awards at approximately the 75th percentile of market because the Committee believes that equity awards provide strong performance incentives and are also closely aligned with stockholder goals of realizing long-term equity value.

In September 2019, in connection with commencement of her employment with us, we issued 91,292 stock options to Ms. Eckert.  In December 2019, in connection with commencement of his employment with us, we issued 62,300 stock options and 31,900 restricted stock units to Dr. Yang.  The Compensation Committee determined that these option grants were appropriate and necessary to recruit and retain Ms. Eckert and Dr. Yang, considering their experience, peer group data and recommendations from consultants.

Other Benefits

Our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We provide a 401(k) plan with a matching feature to our employees, including our NEOs.  We do not generally provide perquisites or personal benefits to our NEOs that are not available to all of our other employees, except in limited circumstances where we determine reasonable and appropriate.  In connection with Ms. Eckert’s hiring, we agreed to reimburse her for certain reasonable costs related to her relocation, up to $100,000, as well a tax gross up to the extent such amounts were taxable to Ms. Eckert.  If Ms. Eckert’s employment terminates for any reason within the first year of her employment with us, she is required to repay any such benefits to us. Our Compensation Committee and Board determined that the relocation benefits described above were appropriate to recruit Ms. Eckert and to offset certain costs of her move to our Company headquarters.  We also pay the premiums for term life insurance and disability insurance for all of our employees, including our NEOs. Our Board may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

Tax and Accounting Implications

Under Financial Accounting Standards Board ASC Topic 718, or ASC 718, the Company is required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, limits companies (including our Company) to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a calendar year. Prior to December 2017, compensation above $1 million was deductible if it was “performance-based compensation,” as defined in the Code and accompanying regulations. The Tax Cuts and Jobs Act of 2017 amended Section 162 (m) and eliminated the exception for performance-based compensation with respect to taxable years beginning after December 31, 2017. Certain transition relief is provided for compensation paid under a written binding contract which was in effect on November 2, 2017 and which is not modified in any material respect after such date.  The Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) on any compensation it proposes to grant, and the Compensation Committee intends to continue to provide future compensation in a manner consistent with the best interests of the Company and its stockholders. The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

Compensation Risk Assessment

The Compensation Committee has reviewed the Company’s compensation policies and practices, in consultation with assistance of its independent compensation consultant, to assess whether they encourage employees to take inappropriate risks. After reviewing and assessing the Company’s compensation philosophy, terms and practices, including the mix of fixed and variable, short- and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the Compensation Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole. The Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; the mix of short-term compensation (in the form of salary and annual bonus, if any, which is based on a variety of performance factors), and long-term compensation prevents undue focus on short-term results and helps align the interests of the Company’s executive officers with the interests of our stockholders.  In addition, the Company’s insider trading policy and prohibition against hedging and pledging in Company stock protects against short-term decision making.

Clawbacks

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002. Additionally, we intend to implement a Dodd-Frank Wall Street Reform and Consumer Protection Act-compliant clawback policy to the extent that the requirements of such clawbacks are finalized by the SEC.

Anti-Hedging and Anti-Pledging Policies

Our insider trading policy prohibits all employees and directors from pledging or engaging in hedging or similar transactions in our stock, such as prepaid variable forwards, equity swaps, collars, puts, calls and short sales.

Employment, Severance and Change in Control Agreements

The Company has offer letters or employment agreements our NEOs Dr. Dahiyat, Dr. Yang and Ms. Eckert that provide for the basic terms of their employment, including base salary, performance bonus opportunity and equity grants, as well as certain severance and change in control benefits. All of the NEOs are “at-will” employees.

We have severance agreements with our NEOs Dr. Dahiyat, Dr. Desjarlais and Mr. Kuch that provide for severance benefits (cash payments, payments for COBRA premiums and equity acceleration) upon a termination without cause or, for a resignation for good reason, either alone or within one month prior to or 12 months following a change in control transaction.  We do not provide any tax gross ups in connection with severance or a change in control transaction.  Our Compensation Committee reviewed, and our Board approved, the NEO severance benefits, after a review of market data provided by our compensation consultant, to ensure that the benefits remain appropriately structured and at reasonable levels. All change in control payments are structured to be on a “double-trigger” basis, requiring an involuntary termination in connection with the change in control transaction.  The Board and Compensation Committee believes that these severance protection benefits are necessary to provide stability among our executive officers, serve to focus our executive officers on our business operations, and avoid distractions in connection with a potential change in control transaction or period of uncertainty. See “—Overview of Employment and Change in Control Agreements” below for more information regarding the agreements with have with each of our NEOs.

In connection with his retirement, under his employment agreement, we provided Dr. Foster a lump sum severance payment equal to the sum of his then-current annual base salary and COBRA premiums for 12 months plus his prorated annual bonus (based on 100% target achievement). We also entered into a Transition and Separation Agreement with Dr. Foster that provided him with continued vesting of his stock options, subject to acceleration upon a change in control, as well as an extension of the period of time to exercise such awards, in exchange for a release of claims against the Company and his continuing to be available to consult with us following his retirement. The Compensation Committee and Board felt these payments were appropriate given Dr. Foster’s service to us and the value of retaining him for future consulting services. A more detailed description of the NEO severance and change in control benefits, including Dr. Foster’s Transition and Separation Agreement, is provided below under “—Potential Payments upon Termination or Change in Control.”

Compensation Governance

Role of our Compensation Committee, Management and the Board

The Compensation Committee is appointed by the Board to assist the Board with its responsibilities related to the compensation of the Company’s directors, officers and employees and the development and administration of the Company’s compensation plans. For details on the Compensation Committee’s oversight of the executive compensation program, see the section titled “Information Regarding Committees of the Board of Directors—Compensation Committee” beginning on page 21 of this Proxy Statement.  Our Compensation Committee consists solely of independent members of the Board.

The Compensation Committee reviews and makes recommendations to the Board with respect to all compensation paid to our executive officers, including our NEOs. The Chief Executive Officer evaluates and provides to the Compensation Committee performance assessments and compensation recommendations. In making his recommendations, the Chief Executive Officer reviews various third-party compensation surveys and compensation data provided by the independent compensation consultant to the Compensation Committee, as described below. While the Chief Executive Officer discusses his recommendations with the Compensation Committee and the Board, he does not participate in the deliberations concerning, or the determination of, his own compensation. The Board discusses and makes final determinations with respect to executive compensation matters without the Chief Executive Officer present during discussions of the Chief Executive Officer’s compensation.  From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee or the Board to make presentations, provide financial or other background information or advice or otherwise participate in the Compensation Committee or Board meetings. The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines, subject to final Board approval, the principal components of compensation (base salary, performance bonus and equity awards) for our executive officers on an annual basis, typically at the beginning of each fiscal year; however, decisions may occur during the year for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate.  Neither the Board nor the Compensation Committee delegates authority to approve executive officer compensation.  The Compensation Committee does not maintain a formal policy for recommending to the Board the timing of equity awards to our executive officers; awards are generally approved at a meeting of the Compensation Committee and the Board in the first quarter of each year.

Role of Compensation Consultant

The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee retained as its compensation consultant Mercer (US), LLC, a Marsh & McLennan company (Mercer), to develop a group of peer companies to use as a reference in making executive compensation decisions, evaluating current executive pay practices and considering different compensation programs to aid making executive pay decisions for 2019.

The Compensation Committee has analyzed the work as a compensation consultant and determined that there is no conflict of interest from retaining Mercer for this engagement. In reaching these conclusions, the Compensation Committee considered the factors set forth in the SEC rules and NASDAQ listing standards.

Summary Compensation Table

The following table shows the total compensation earned by the NEOs in 2019, 2018 and 2017, as applicable.

						Non-Equity
				Option	Stock	Incentive Plan	All Other
			Bonus	Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	Salary ($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	Total ($)

Bassil I. Dahiyat, Ph.D.	2019	566,500		2,845,082		312,000	7,932	3,731,514
President, Chief Executive	2018	550,000	46,250	3,319,539		453,750	3,289	4,372,828
Officer and Director	2017	525,000		4,202,380		271,425	992	4,999,797

John R. Desjarlais, Ph.D.	2019	424,360		1,293,219		167,000	7,932	1,892,511
Chief Scientific Officer	2018	412,000	27,800	1,235,177		247,200	2,660	1,924,837
	2017	381,100		1,428,809		143,294	992	1,954,195

Allen S. Yang (6)	2019	19,375		1,333,275	1,199,440	—	180,000	2,732,090
Chief Medical Officer

John J. Kuch	2019	383,574		1,034,575		154,000	7,932	1,580,081
Chief Financial Officer	2018	368,000		1,269,535		223,400	2,480	1,863,415
	2017	340,000		1,428,809		127,840	992	1,897,641

Celia E. Eckert (7)	2019	123,438		1,839,090		49,300	11,460	2,023,288
General Counsel

Paul Foster, M.D. (8)	2019	372,985		5,339,958		—	638,063	6,351,006
Former Chief Medical Officer	2018	437,091		1,235,177		262,254	2,849	1,937,371
	2017	424,360		1,428,809		159,559	992	2,013,720

(1)	Amounts in this column for 2018 represent the discretionary portion of the 2018 annual performance bonus recommended by the Compensation Committee and approved by the Board.
(2)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the respective year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 7 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019. With respect to Dr. Foster, the amount for 2019 also includes the incremental fair value computed under ASC 718, of his stock options awards, resulting from the extension of his post-termination exercise period, pursuant to his Transition and Separation Agreement. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(3)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock awards granted during the respective year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 7 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

(4)

Amounts in this column represent annual performance-based bonuses earned for the respective fiscal year.  Each of the 2019, 2018 and 2017 performance-based bonuses shown above was paid in cash to each executive in the first quarter of 2020, 2019 and 2018, respectively. For more information, see above under “Compensation Discussion and Analysis-2019 Executive Compensation Program - Annual Performance Bonus.”

(5)

Amounts in this column represent term life and disability insurance premiums paid by us on behalf of the named executive officers as well as matching of contributions made under 401(k) plan.  All of these benefits are provided to the named executive officers on the same terms as provided to all of our regular full-time employees. For more information regarding these benefits, see below under “Description of Compensation Arrangements - Other Benefits”. In addition, for 2019, the amount for Dr. Foster also includes a gross payment of $630,286, less required tax withholdings and authorized deductions, made pursuant to Dr. Foster’s separation agreement with the Company, which consists of (1) a lump-sum payment of Dr. Foster’s 2019 base salary for 12 months, (2) 100% of his 2019 performance-based bonus, and (3) payment of his COBRA insurance premiums.

(6)

The 2019 salary for Dr. Yang represents his base compensation earned in 2019 from his December employment date. The amounts reported in All Other Compensation represent payment one-time signing bonus made pursuant to an employment agreement with the Company.  Dr. Yang was not eligible for a 2019 performance bonus award.

(7)	The 2019 salary for Ms. Eckert represents her base compensation earned in 2019 from her September 2019 employment start date.
(8)	The 2019 salary for Dr. Foster represents his base compensation earned in 2019 prior to his October 2019 separation date.

Grants of Plan-Based Awards

The following table sets forth information relating to grants of plan-based incentive awards to the NEOs in 2019.

				All Other	All Other
				Stock	Option	Exercise	Grant Date
				Awards:	Awards:	or Base	Fair Value
			Non-Equity	Number of	Number of	Price of	of Stock
			Incentive	Securities	Securities	Option	and Option
	Award	Grant	Target (1)	Underlying	Underlying	Awards	Awards
Name	Type(1)	Date(2)	($)	Units (#)	Options (#)	($/Sh)	($)(3)

Bassil I. Dahiyat, Ph.D.	Annual Option	2/12/19			138,655	36.31	2,845,082
	Performance Bonus		312,000

John R. Desjarlais, Ph.D.	Annual Option	2/12/19			63,025	36.31	1,293,219
	Performance Bonus		167,000

Allen S. Yang, M.D., Ph.D.	Employment Stock and Option	12/15/19		31,900	62,300	37.60	2,532,715
	Performance Bonus		—

John J. Kuch	Annual Option	2/12/19			50,420	36.31	1,034,575
	Performance Bonus		154,000

Celia E. Eckert (4)	Employment Option	9/3/19			91,292	35.58	1,839,090
	Performance Bonus		49,300

Paul Foster, M.D.	Annual Option	2/12/19			50,420	36.31	1,034,575
	Performance Bonus		180,000

(1)

Amounts in this column represent the target performance-based bonus opportunity for each NEO for 2019. For a description of the 2019 performance bonus program, see “Compensation Discussion and Analysis -2019 Executive Compensation Program - Annual Performance Bonus” above.  The amount actually earned by each NEO is reported in the “Summary Compensation Table” above.

(2)

All options were granted under the terms of our 2013 plan, with an exercise price per share equal to the closing price of our common stock on the grant date, and vest over a four-year period.  For a description of our 2013 plan, see “—Equity Compensation Arrangements - 2013 Equity Incentive Plan” below.

(3)

Amounts in this column reflect the aggregate grant date fair value of the option and restricted stock awards granted during 2019, computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 7 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(4)	Ms. Eckert’s bonus was prorated for her partial year of service from her September start date.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards granted to each NEO that remain outstanding as of December 31, 2019.

		Option Awards(1)				Stock Awards
		Number of	Number of
		Securities	Securities			Number of	Market Value of
		Underlying	Underlying	Option		Shares or Units	Shares or Units
		Unexercised	Unexercised	Exercise	Option	of Stock that	of Stock that
		Options (#)	Options (#)	Price	Expiration	Have Not	Have Not
Name	Grant Date	Exercisable	Unexercisable	($)(2)	Date	Vested (#)	Vested ($)

Bassil I. Dahiyat, Ph.D.	9/4/2013	152,024	—	$4.25	9/4/2023
	2/21/2014	130,000	—	11.05	2/21/2024
	2/12/2015	150,000	—	15.69	2/12/2025
	1/26/2016	244,791	5,209	12.51	1/26/2026
	1/30/2017	182,290	67,710	22.55	1/30/2027
	1/24/2018	103,020	111,980	23.40	1/24/2028
	2/12/2019	—	138,655	36.31	2/12/2029

John R. Desjarlais, Ph.D.	9/4/2013	—	—	$4.25	9/4/2023
	2/21/2014	80,000	—	11.05	2/21/2024
	7/14/2014	50,000	—	10.73	7/14/2024
	2/12/2015	85,000	—	15.69	2/12/2025
	1/26/2016	83,229	1,771	12.51	1/26/2026
	1/30/2017	61,978	23,022	22.55	1/30/2027
	1/24/2018	38,333	41,667	23.40	1/24/2028
	2/12/2019	—	63,025	36.31	2/12/2029

Allen S. Yang, M.D., Ph.D. (3)	12/16/2019	62,300	—	$37.60	12/16/2029
	12/16/2019					31,900	$1,097,041

John J. Kuch	2/21/2014	35,650	—	11.05	2/21/2024
	2/12/2015	70,000	—	15.69	2/12/2025
	1/26/2016	68,541	1,459	12.51	1/26/2026
	1/30/2017	61,978	23,022	22.55	1/30/2027
	1/24/2018	32,583	35,417	23.40	1/24/2028
	5/15/2018	3,958	6,042	33.11	5/15/2028
	2/12/2019	—	50,420	36.31	2/12/2029

Celia E. Eckert	9/3/2019	—	91,292	$35.58	9/3/2029

Paul Foster, M.D.	8/1/2012	48,064	—	$0.59	8/1/2022
	9/4/2013	14,778	—	4.25	9/4/2023
	2/12/2015	80,000	—	15.69	2/12/2025
	1/26/2016	12,145	1,667	12.51	1/26/2026
	1/30/2017	61,978	23,022	22.55	1/30/2027
	1/24/2018	38,333	41,667	23.40	1/24/2028
	2/12/2019	—	50,420	36.31	2/12/2029

(1)

All of the outstanding option awards granted prior to January 1, 2014 were granted under and subject to the terms of the 2010 plan, described under “—Equity Compensation Arrangements.” All of the outstanding options and restricted stock units granted on and after January 1, 2014 were granted under and subject to the terms of the 2013 plan.  Except as otherwise indicated, each option award becomes exercisable as it becomes vested and all vesting is subject to the executive’s continuous service with us through the vesting dates and the potential vesting acceleration described below under “—Potential Payments upon Termination or Change in Control.” All share numbers above that relate to awards granted prior to December 2013 reflect our 3.1 for 1 reverse stock split which became effective on December 3, 2013.

(2)

All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board of Directors.

(3)

Dr. Yang was issued stock options and restricted stock units in December 2019 in connection with his appointment as Chief Medical Officer such restricted stock units will vest annually over a three-year period.

Except with respect to Dr. Foster’s options, we did not engage in any repricing or other modifications or cancellations to any of our named executive officers’ outstanding equity awards during the year ended December 31, 2019.

Option Exercises and Stock Vested

The following table provides information on stock options exercised, including the number of shares acquired upon exercise and the value realized, determined as described below, for the named executive officers in the year ended December 31, 2019. None of our NEOs held stock awards other than stock options as of December 31, 2019, except for Dr. Yang who received restricted stock units in December 2019, and no stock awards other than stock options vested during the year ended December 31, 2019.

	Option Awards
	Number of Shares	Value Realized
	Acquired on	on Exercise
Name	Exercise (#)	($)(1)

John R. Desjarlais, Ph.D.	27,522	$841,072
John J. Kuch	20,000	$605,000
Paul Foster, M.D.	66,188	$1,857,235

(1)

The value realized on exercise is based on the difference between the closing price of our common stock on the date of exercise and the applicable exercise price of those options, and does not represent actual amounts received by the named executive officers as a result of the option exercises.

Overview of Employment and Change in Control Agreements

Employment Agreements

The Company has offer letter and employment agreements our NEOs Dr. Dahiyat, Dr. Yang and Ms. Eckert that provide for the basic terms of their employment, including base salary, performance bonus opportunity and equity grants, as well as certain severance and change in control benefits. Below are written descriptions of our employment agreements and offer letters we have with these NEOs. All of the NEOs are “at-will” employees.

Dr. Dahiyat.  In September 2013, we entered into a Third Amended and Restated Executive Employment Agreement with Dr. Dahiyat that entitled him to an annual base salary of $358,750 and annual target performance bonus of 35% of his base salary (each of which have subsequently been increased) along with certain severance and change in control benefits.

Dr. Yang.  In November 2019, we entered into a letter agreement with Dr. Yang that entitled him to a an annual base salary of $465,000 and annual target performance bonus of 40% of his base salary; a signing bonus of $180,000; and 62,300 stock options and 31,900 restricted stock units along with severance and change in control benefits that are described below under “—Potential Payments upon a Termination or Change in Control.”

Ms. Eckert.  In August 2019, we entered into a letter agreement with Ms. Eckert that entitled her to an annual base salary of $375,000; annual target performance bonus of 40% of her base salary, which was prorated in 2019; reimbursement for certain reasonable costs related to her relocation, up to $100,000, as well a tax gross up to the extent such amounts were taxable to Ms. Eckert; and 91,292 stock options along with severance and change in control benefits that are described below under “—Potential Payments upon a Termination or Change in Control.”

Dr. Foster.  In August 2013, we entered into a letter agreement with Dr. Foster, through which he provided services to us at a 90% of full-time basis at an annual base salary of $360,000. The August 2013 letter agreement superseded Dr. Foster’s prior letter agreement, effective August 2012, that set forth the terms of his employment, including an initial base salary, performance bonus opportunity and option grants. In December 2015, we entered into an Employment Agreement with Dr. Foster which superseded his prior August 2013 letter agreement. The agreement established Dr. Foster’s salary at $400,000, retroactive to January 1, 2015 (which was subsequently increased), and provided Dr. Foster with certain severance and change in control benefits.  In June 2019, we entered into a Transition and Separation Agreement with Dr. Foster in connection with his retirement in October 2019 that provided benefits described below under “—Potential Payments upon a Termination or Change in Control.”

Severance and Change in Control Benefits

Dr. Dahiyat. In May 2016, we entered into a Severance Agreement with Dr. Dahiyat that superseded the Third Amended and Restated Executive Employment Agreement with respect to severance and change in control benefits.  The terms of the May 2016 severance agreement are described below under “—Potential Payments upon a Termination or Change in Control.”

Dr. Desjarlais.  In September 2013, we entered into an Amended and Restated Severance Agreement with Dr. Desjarlais that entitled him to certain severance and change in control benefits. In May 2016, we entered into a Severance Agreement with Dr. Desjarlais that superseded his prior agreement in its entirety. The terms of the May 2016 severance agreement are described below under “—Potential Payments upon a Termination or Change in Control.”

Mr. Kuch.  In September 2013, we entered into an Amended and Restated Change in Control Agreement with Mr. Kuch that entitled him to certain severance and change in control benefits. In May 2016, we entered into a Severance Agreement with Mr. Kuch that superseded his 2013 agreement in its entirety. The terms of the May 2016 severance agreement are described below under “—Potential Payments upon a Termination or Change in Control.”

The Company has written severance agreements with Dr. Dahiyat, Dr. Desjarlais and Mr. Kuch that supersede the terms of their severance and change in control terms set forth in their employment agreements, as applicable.  A more detailed description of the NEO severance and change in control benefits is provided below under “Potential Payments upon Termination or Change in Control.”

Each of our NEOs holds stock options under our equity incentive plans that were granted subject to our form of stock option agreements. A description of the termination and change in control provisions in such equity incentive plans and form of stock option agreements is provided below under "—Equity Compensation Arrangements."

Potential Payments upon Termination or Change in Control

Severance Agreements

In May 2016, we entered into severance agreements with our NEOs Dr. Dahiyat, Dr. Desjarlais and Mr. Kuch . In August 2019, and November 2019, we entered into letter agreements with Ms. Eckert and Dr. Yang, respectively, which contain provisions regarding their severance described below.

Dr. Dahiyat.  Pursuant to the Severance Agreement with Dr. Dahiyat, if we terminate Dr. Dahiyat’s employment without cause or if Dr. Dahiyat resigns for good reason, in each case prior to one month before or more than 12 months following a “change in control” transaction, subject to his execution of an effective release and waiver of claims in favor of us, Dr. Dahiyat will receive (1) a lump sum severance payment equal to the sum of (a)  his then-current annual base salary for 24 months and (b) an amount equal to Dr. Dahiyat’s then-current target bonus percentage of his then-current annual base salary assuming achievement of 100% of corporate and, as applicable, personal goals established for such year, prorated for the number of days Dr. Dahiyat worked during the year of his termination; (2) vesting acceleration of all his outstanding stock options and equity awards subject to time-based vesting as if Dr. Dahiyat had completed an additional 24 months of service; and (3) payment of his COBRA insurance premiums for up to 12 months. Additionally, in the event that Dr. Dahiyat’s termination without cause or resignation for good reason occurs within a “change in control period,” defined as the period beginning one month prior to the execution of a definitive written agreement that if consummated would result in a change in control and ending on the earlier of the termination of such agreement or 12 months following the consummation of such change in control, subject to his execution of an effective release and waiver of claims in favor of us, Dr. Dahiyat will additionally receive vesting acceleration in full of all his outstanding time-based stock options and other equity awards.

Mr. Kuch and Dr. Desjarlais.  Pursuant to Severance Agreements with each of Mr. Kuch and Dr. Desjarlais, if we terminate the officer’s employment without cause or if the officer resigns for good reason, in each case prior to one month before or more than 12 months following a change in control transaction, subject to his execution of an effective release and waiver of claims in favor of us, the officer will receive (1) a lump sum severance payment equal to the sum of (a) his then-current annual base salary for 12 months and (b) an amount equal to the executive’s then-current target bonus percentage of his then-current annual base salary assuming achievement of 100% of corporate and, as applicable, personal goals established for such year, prorated for the number of days the officer worked during the year of his termination; (2) vesting acceleration of all his outstanding stock options and equity awards subject to time-based vesting as if the officer had completed an additional 12 months of service; and (3) payment of his COBRA insurance premiums for up to 12 months. Additionally, if the officer’s termination without cause or resignation for good reason occurs within a “change in control period,” defined as the period beginning one month prior to the execution of a definitive written agreement that if consummated would result in a change in control and ending on the earlier of the termination of such agreement or 12 months following the consummation of such change in control, subject to his execution of an effective release and waiver of claims in favor of us, the officer will additionally receive vesting acceleration in full of all his outstanding time-based stock options and other equity awards.

Dr. Yang and Ms. Eckert.  Pursuant to letter agreements with each of Dr. Yang and Ms. Eckert, if we terminate the officer’s employment without cause, subject to his or her execution of an effective release and waiver of claims in favor of us, the officer will receive (1) a lump sum severance payment equal to his or her then-current annual base salary for 12 months and (2) payment of his or her COBRA insurance premiums for up to 12 months. Additionally, if the officer’s termination without cause occurs within 90 days prior to 12 months after a change in control, the officer will receive (1) vesting acceleration of all his or her outstanding stock options and equity awards subject to time-based vesting as if the officer had completed an additional 12 months of service if the termination occurs prior to the one-year anniversary of the officer’s commencement of employment or (2) vesting acceleration of all his or her outstanding stock options and equity awards if the termination occurs after the one-year anniversary of the officer’s commencement of employment.

Dr. Foster. In connection with his retirement in October 2019, pursuant to his employment agreement, Dr. Foster received a lump sum severance payment of $630,286, which was the sum of his then-current annual base salary for 12 months plus his plus his prorated annual bonus (based on 100% target achievement) and COBRA premiums for up to 12 months. In addition, in June 2019, we entered into a Transition and Separation Agreement with Dr. Foster, which provided for continued vesting of Dr. Foster’s stock options following his retirement, subject to acceleration upon a change in control, as well as an extension of the period of time in which he could exercise such awards, in exchange for a release of claims against the Company, and his continuing to be available to consult with us following his retirement.

Equity Incentive Plan Provisions

Pursuant to the 2010 plan and the 2013 plan, the plan administrator may accelerate the vesting of stock awards granted under the applicable plan in connection with a corporate transaction. For more information, see above under “—Equity Compensation Arrangements.”

Summary of Estimated Amounts Payable upon a Termination or Change in Control

The following table shows estimated payments that would be made to each NEO (other than Dr. Foster) in the event of a termination of employment under various termination situations, assuming the applicable termination event occurred on December 31, 2019. The table below reflects the actual severance payments payable to Dr. Foster as a result of his retirement in 2019.

				2013 Plan and 2010
		Termination Not in	Termination in	Plan —Certain
		Connection with a	Connection with a	Corporate
		Change in Control	Change in Control	Transactions
Name	Benefit	($)(1)	($)(2)	($)(3)

Bassil I. Dahiyat, Ph.D.	Lump Sum Cash Severance Payment	$1,133,000	$1,133,000
	Lump Sum Target Bonus Payment	311,575	311,575
	COBRA Payments	14,830	14,830
	Vesting Acceleration(4)	21,164,818	21,214,053	21,214,053
	Benefit Total	$22,624,223	$22,673,458	$21,214,053
John R. Desjarlais, Ph.D.	Lump Sum Cash Severance Payment	$424,360	$424,360
	Lump Sum Target Bonus Payment	169,744	169,744
	COBRA Payments	14,830	14,830
	Vesting Acceleration(4)	8,125,999	8,385,100	8,385,100
	Benefit Total	$8,734,933	$8,994,034	$8,385,100
Allen S, Yang, M.D., Ph.D.	Lump Sum Cash Severance Payment	$465,000	$465,000
	Lump Sum Target Bonus Payment	186,000	186,000
	COBRA Payments	—	—
	Vesting Acceleration(5)	1,097,041	1,097,041	1,097,041
	Benefit Total	$1,748,041	$1,748,041	$1,097,041
John J. Kuch	Lump Sum Cash Severance Payment	$383,574	$383,574
	Lump Sum Target Bonus Payment	153,430	153,430
	COBRA Payments	27,770	27,770
	Vesting Acceleration(4)	5,211,574	5,439,191	5,439,191
	Benefit Total	$5,776,348	$6,003,965	$5,439,191
Celia E. Eckert	Lump Sum Cash Severance Payment	$375,000	$375,000	$
	Lump Sum Target Bonus Payment	150,000	150,000
	COBRA Payments	8,576	8,576
	Vesting Acceleration(4)	—	—	—
	Benefit Total	$533,576	$533,576	$—
Paul Foster, M.D.	Lump Sum Cash Severance Payment	$450,204	$
	Lump Sum Target Bonus Payment	180,082
	COBRA Payments	24,366
	Vesting Acceleration(4)	5,494,678
	Benefit Total	$6,149,330	$—	$—

(1)

These benefits would be payable by the Company under each named executive officer’s individual agreements if an officer is terminated without cause or if an officer resigns for good reason and such termination or resignation does not occur during the period within one month prior to or 12 months following a change in control, subject to the respective named executive officer’s execution of an effective release and waiver of claims in favor of the Company, assuming such termination took place on December 31, 2018. For Dr. Foster, the amounts reflect his severance benefits as a result of his retirement in October 2019.

(2)

These benefits would be payable by the Company under each named executive officer’s individual agreements if an officer is terminated without cause or if an officer resigns for good reason and such termination or resignation occurs during the period within one month prior to or 12 months following a change in control, subject to the respective named executive officer’s execution of an effective release and waiver of claims in favor of the Company, assuming such termination took place on December 31, 2018.
(3)

These benefits would be payable by the Company under the 2013 plan and 2010 plan, as applicable, if, upon a corporate transaction event, the Board exercised its discretion to accelerate the vesting and exercisability of outstanding stock options, in each case assuming the vesting acceleration took place on December 31, 2019. For a description of the potential vesting acceleration provisions in the 2013 plan and 2010 plan, see “—Equity Compensation Arrangements” above.

(4)

The value of stock option vesting acceleration is based on the closing price of $34.39 per share of common stock on December 31, 2019, minus the exercise price of the unvested stock option shares subject to acceleration. Accordingly, the amounts reported in the table only reflect option grants with an exercise price less than the closing price of $34.39 per share of common stock on December 31, 2019.

(5)

Dr. Yang’s vesting acceleration payment reflects the value of 31,900 restricted stock units that have been issued and accelerated vesting would have a value at December 31, 2019 equal to $34.39 per share, the Company’s closing price on that day.

Equity Compensation Plan Information

The following table provides certain information, as of December 31, 2019, with respect to all of our equity compensation plans in effect on that date:

	Number of		Number of Securities
	Securities to be	Weighted-	Remaining Available
	Issued upon	Average	for Issuance under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
	and Rights	and Rights	in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders
2013 Equity Incentive Plan	3,950,965	$17.79	3,975,160
2013 Employee Stock Purchase Plan	—	—	164,009
Equity compensation plans not approved by security holders	—	—	—
Total	3,950,965	$17.79	4,139,169

Report of the Compensation Committee of the Board of Directors*

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Mr. Richard J. Ranieri, Committee Chair
Dr. A. Bruce Montgomery
Dr. Kevin C. Gorman

*The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Equity Compensation Arrangements

2013 Equity Incentive Plan

General. Our Board of Directors adopted our 2013 Equity Incentive Plan, or the 2013 plan, in November 2013, and our stockholders approved the 2013 plan in November 2013. The 2013 plan became effective in connection with our initial public offering in December 2013 and provides for the grant of incentive stock options, or ISOs, within the meaning of Section 422 of the Code, non-statutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation, or collectively, stock awards, all of which may be granted to employees, including officers, and to non-employee directors and consultants. Additionally, the 2013 plan provides for the grant of performance cash awards. ISOs may be granted only to employees, subject to certain limitations. All other awards may be granted to employees, including officers, and to non-employee directors and consultants.

Our Board of Directors or a duly authorized committee thereof, has the authority to administer the 2013 plan. Our Board of Directors may also delegate certain authority to one or more of our officers. Our Board of Directors or its authorized committee is referred to herein as the plan administrator.

Initially, the aggregate number of shares of our common stock available for issuance pursuant to stock awards under the 2013 plan was not exceed 4,194,133 shares, which included (i) 1,509,677 new shares, (ii) the number of shares reserved for future grant under our 2010 plan at the time our 2013 plan became effective, plus (iii) any shares subject to outstanding stock options or other stock awards that were granted under our 2010 plan and that are forfeited, terminate, expire or are otherwise not issued. Additionally, the number of shares of our common stock reserved for issuance under our 2013 plan automatically increases on January 1 of each year, continuing through and including January 1, 2023, by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. The maximum number of shares that may be issued upon the exercise of ISOs under our 2013 plan is 11,277,816 shares.

As of December 31, 2019, there were 7,264,325 shares underlying outstanding stock options and restricted stock units covering 7,025,704 shares granted under the 2013 plan as well as 3,975,160 shares remaining available for grant under the 2013 plan.

Stock Options. Stock options are generally granted with an exercise price equal to the fair market value of our common stock on the date of grant; vest at the rate specified by the plan administrator and may have a term up to a maximum of 10 years. Unless the terms of an optionee’s stock option agreement provides otherwise, if an optionee’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionee may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionee dies within a certain period following cessation of service, the optionee or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionee may designate a beneficiary, however, who may exercise the option following the optionee’s death.

Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Corporate Transactions. In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;
•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;
•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;
•	arrange for the lapse of any reacquisition or repurchase right held by us;
•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board of Directors may deem appropriate; or
•

make a payment equal to the excess of (a) the value of the property the participant would have received upon exercise of the stock award over (b) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under the 2013 plan, a corporate transaction is generally the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. Under the 2013 plan, a change in control is generally (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; or (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially all of our consolidated assets.

Amendment and Termination.  Our Board of Directors has the authority to amend, suspend, or terminate our 2013 plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date our Board of Directors adopted our 2013 plan.

2010 Equity Incentive Plan

General. Our Board of Directors and our stockholders approved our 2010 Equity Incentive Plan, or the 2010 plan, and it became effective in February 2010. It was subsequently amended by our Board of Directors and stockholders in June 2013. The terms of the stock options granted under the 2010 plan, including vesting requirements, were determined by our Board of Directors, subject to the provisions of the 2010 plan. Options granted under the 2010 plan generally have a term of up to ten years from the date of grant. The exercise price of the incentive stock options must equal at least 100% of the fair market value of our common stock on the date of grant. Following our initial public offering in December 2013, no additional awards have been or will be granted under the 2010 plan, and all awards granted under the 2010 plan that are repurchased, forfeited, expire or are cancelled become available for grant under the 2013 plan in accordance with its terms. However, all stock options granted under the 2010 plan prior to our initial public offering continue to be governed by the terms of the 2010 plan.

As of December 31, 2019, there were outstanding stock options covering a total of 238,621 shares that were granted under our 2010 plan.

Corporate Transactions. In the event of certain specified significant corporate transactions, unless otherwise provided in a stock award or other written agreement between us and the holder of a stock award, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;
•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;
•	accelerate the vesting of the stock award and provide for its termination at or prior to the effective time of the corporate transaction;
•	arrange for the lapse of any reacquisition or repurchase right held by us;
•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration, if any, as our Board of Directors may deem appropriate; or

•

make a payment equal to the excess of (a) the value of the property the participant would have received upon exercise of the stock award over (b) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under the 2010 plan, a corporate transaction is generally the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. Under the 2010 plan, a change in control is generally (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity or of its parent entity; (iii) approval by the stockholders or our Board of Directors of a plan of complete dissolution or liquidation of us; or (iv) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets.

2013 Employee Stock Purchase Plan

Our Board of Directors adopted the 2013 Employee Stock Purchase Plan, or the ESPP, in November 2013 and our stockholders approved the ESPP in November 2013. The ESPP became effective as of the date of the effectiveness of the registration statement for our initial public offering.  The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Our Board of Directors or an authorized committee thereof administers the ESPP.  Under the ESPP, all of our regular employees (including the named executive officers) may participate and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which our common stock will be purchased for employees participating in the offering. Unless otherwise determined by the plan administrator, shares are purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of our common stock on the first date of an offering or (b) 85% of the fair market value of our common stock on the date of purchase.

The ESPP authorizes the issuance of 267,741 shares of our common stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year through January 1, 2023 by the least of (a) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (b) 621,814 shares, or (c) a number determined by our Board of Directors that is less than (a) and (b). As of December 31, 2019, there were 164,009 shares available for future issuance under the ESPP.

RATIO OF ANNUAL COMPENSATION FOR THE CEO TO OUR MEDIAN EMPLOYEE

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of SEC Regulation S-K, we are required to disclose the ratio of the annual total compensation of our principal executive officer (PEO), Dr. Dahiyat, to our median employee’s annual total compensation (“CEO Pay Ratio”).

The pay ratio rules allow a company to identify its median employee once every three years provided that there has not been a change in its employee population or employee compensation arrangements that it reasonably believes would result in a significant change to its pay ratio. As we did not have any changes to our employee compensation arrangements or employee population in 2019, the median employee for the 2019 CEO Pay Ratio calculation is the same employee identified for the 2017 and 2018 fiscal year CEO Pay Ratio.

For 2019, the median employee’s annual total compensation, calculated in accordance with Item 402(c) of SEC Regulation S-K, was $241,104 and our CEO’s annual total compensation, as reported in the 2019 Summary Compensation Table in this Proxy Statement, was $3,731,514. Based on this information, the ratio of annual total compensation of our CEO to the median of the annual total compensation of all employees was 15.5 to 1.

Dr. Dahiyat's annual total compensation	$3,731,514
Median employee's annual total compensation	$241,054
Ratio of Dr. Dahiyat's annual total compensation to median employee's annual total compensation	15.5:1

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of February 28,  2020 by: (i) each director and nominee for director; (ii) each of the named executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.    Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based on 56,963,296 shares outstanding on February 28,  2020, adjusted as required by rules promulgated by the SEC.

Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of February 28, 2020 are deemed to be outstanding and to be beneficially owned by the person holding the options but not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Xencor, Inc., 111 W. Lemon Ave., Monrovia, CA 91016.

	Beneficial Ownership
		Percentage of
	Shares of	Shares Beneficially
Name and Address of Beneficial Owner	Common Stock	Owned

Greater than 5% Stockholders
John S. Stafford III (1)	6,466,561	11.35%
FMR LLC (2)	8,508,175	14.94%
PRIMECAP Management Company (3)	6,507,313	11.42%
T. Rowe Price Associates, Inc. (4)	5,457,081	9.58%
The Vanguard Group, Inc (5)	5,349,750	9.39%
Blackrock, Inc. (6)	8,225,481	14.44%

Executive Officers and Directors
Bassil I. Dahiyat, Ph.D.(7')	657,919	1.15%
John R. Desjarlais, Ph.D.(8)	514,540	*
Allen S. Yang, M.D., Ph.D.	—	*
John J. Kuch (9)	374,331	*
Celia E. Eckert	—	*
Paul Foster, M.D.	288,601	*
Kurt A. Gustafson (10)	55,609	*
A. Bruce Montgomery, M.D. (11)	55,609	*
Yujiro S. Hata (12)	48,109	*
Kevin C. Gorman (13)	40,609	*
Richard J. Ranieri (14)	29,759	*
Ellen G. Feigal, M.D. (15)	17,670	*
Dagmar Rosa-Bjorkeson	—	*
All executive officers and directors as a group (13 persons) (16)	2,082,756	3.66%

*     Less than one percent.

(1)

Number of shares based on information reported on Schedule 13D/A filed with the SEC on December 24, 2019 reporting beneficial ownership as of December 31, 2019. Includes 1,376,561 shares held by Ronin Trading, LLC and  5,090,000 shares held at Ronin Capital, LLC a Limited Liability Company both are owned and managed by Mr. Stafford.  Mr. Stafford is the indirect beneficial owner of all shares of common stock of Xencor, Inc. held by Ronin

Trading, LLC and Ronin Capital, LLC.. The address for John Stafford III and Ronin Trading, LLC is 350 N. Orleans, 2N, Chicago, IL 60654.
(2)

Number of shares based solely on information reported on Schedule 13G filed with the SEC on February 6, 2020, reporting beneficial ownership as of December 31, 2019 by FMR LLC, a Delaware limited liability company.  FMR LLC is a parent holding company of Fidelity Institutional Asset Management Trust Company which is the beneficial owner of the shares. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(3)

Number of shares based solely on information reported on Schedule 13G filed with the SEC on February 8, 2020, reporting beneficial ownership as of December 31, 2019, by PRIMECAP Management Company. The address of PRIMECAP Management Company is 177 E. Colorado Blvd., 11th FL., Pasadena, CA 91105.

(4)

Number of shares based solely on information reported on Schedule 13G filed with the SEC on February 14, 2020, reporting beneficial ownership as of December 31, 2019 by T. Rowe Price Associates, Inc. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(5)

Number of shares based solely on information reported on Schedule 13G filed with the SEC on February 10, 2020 reporting beneficial ownership as of December 31, 2019 by The Vanguard Group, Inc. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd, Malvem, PA 19355.

(6)

Number of shares based solely on information reported on Schedule 13G filed with the SEC on February 3, 2020, reporting beneficial ownership as of December 31, 2019 by Blackrock, Inc. The address for Blackrock Inc. is 55 East 52nd Street New York, NY 10055.

(7)

Includes 119,899 shares of common stock and 540,879 shares of common stock that Dr. Dahiyat has the right to acquire from us within 60 days of February 28, 2020 pursuant to the exercise of stock options.

(8)

Includes 92,953 shares of common stock and 430,672 shares of common stock that Dr. Desjarlais has the right to acquire from us within 60 days of February 28, 2020 pursuant to the exercise of stock options.

(9)	Includes 73,645 shares of common stock held and 300,686 shares of common stock that Mr. Kuch has the right to acquire from us within 60 days of February 28, 2020.
(10)	Includes 55,609 shares of common stock that Mr. Gustafson has the right to acquire from us within 60 days of February 28, 2020 pursuant to the exercise of stock options.
(11)	Includes 55,609 shares of common stock that Dr. Montgomery has the right to acquire from us within 60 days of February 28, 2020 pursuant to the exercise of stock options.
(12)	Includes 48,109 shares of common stock that Mr. Hata has the right to acquire from us within 60 days of February 28, 2020 pursuant to the exercise of stock options.
(13)	Includes 40,609 shares of common stock that Dr. Gorman has the right to acquire from us within 60 days of February 28, 2020 pursuant to the exercise of stock options.
(14)	Includes 29,759 shares of common stock that Mr. Ranieri has the right to acquire from us within 60 days of February 28, 2020 pursuant to the exercise of stock options.
(15)	Includes 17,670 shares of common stock that Dr. Feigel has the right to currently acquire from us pursuant to the exercise of stock options.
(16)	Includes the shares described in footnotes (7), (8), (9), (10), (11), (12), (13), (14) and (15) above.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notice of Internet Availability or Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability or Proxy Materials to those stockholders.    This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Xencor, Inc. stockholders will be “householding” the Company’s proxy materials.  A single Notice of Internet Availability or Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability or Proxy Materials, please notify your broker or Xencor, Inc.  Direct your written request to Xencor, Inc., Attn: Director of Investor Relations, 111 West Lemon Avenue, Monrovia, CA 91016 or contact Celia Eckert at (626) 305-5900.  Stockholders who currently receive multiple copies of the Notice of Internet Availability or Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Celia E. Eckert
April 29, 2020	Secretary

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2019, including the financial statements and any financial statement schedules, is available without charge upon written request to: Corporate Secretary, Xencor, Inc.,  111 West Lemon Avenue,  Monrovia, CA 91016.

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/XNCR or delete QR code and control # scΔan the QR≈ code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/XNCR Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Bassil I. Dahiyat 02 - Ellen G. Feigal 03 - Kevin C. Gorman 04 - Kurt A. Gustafson 05 - Yujiro S. Hata 06 - A. Bruce Montgomery 07 - Richard J. Ranieri 08 - Dagmar Rosa-Bjorkeson ForAgainst Abstain ForAgainst Abstain 2. Proposal to ratify RSM US LLP as the independent registered public accounting firm for 2020 3. Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy materials Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 5 8 5 9 9 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 8 2 B V 4 0386CD MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. Xencor, Inc. Annual Meeting Proxy Card1234 5678 9012 345

The 2020 Annual Meeting of Shareholders of Xencor, Inc. will be held on Thursday, June 25, 2020, virtually via the internet at www.meetingcenter.io/264465325, at 2:30p.m., Pacific Time. To access the virtual meeting, you must have the 15 digit number that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — XNCR2020. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/XNCR q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2020 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — June 25, 2020 Bassil I. Dahiyat, John J. Kuch or Celia E. Eckert, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Xencor, Inc. to be held on June 25, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Proxy — Xencor, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/XNCR